Exhibit 2.1


                        AGREEMENT AND PLAN OF MERGER


                                BY AND AMONG



           ALPHA INDUSTRIES, INC., ARIES ACQUISITION CORPORATION


                                    AND


                            NETWORK DEVICE INC.







                       DATED AS OF FEBRUARY 10, 2000





                             TABLE OF CONTENTS


                           ARTICLE 1 - THE MERGER

Section 1.1        The Merger................................................2
Section 1.2        The Closing...............................................2
Section 1.3        Actions at the Closing....................................3
Section 1.4        Additional Action.........................................3
Section 1.5        Conversion of Shares......................................3
Section 1.6        Exchange of Company Stock.................................7
Section 1.7        Dissenting Shares.........................................8
Section 1.8        Fractional Shares.........................................9
Section 1.9        Escrow....................................................9
Section 1.10       Options..................................................10
Section 1.11       Organizational Documents.................................11
Section 1.12       Directors and Officers...................................11
Section 1.13       No Further Rights........................................11
Section 1.14       Closing of Transfer Books................................11

                 ARTICLE 2 - REPRESENTATIONS AND WARRANTIES
                               OF THE COMPANY

Section 2.1        Organization, Qualification and Corporate Power..........12
Section 2.2        Capitalization...........................................13
Section 2.3        Authority................................................15
Section 2.4        Vote Required............................................16
Section 2.5        Noncontravention.........................................16
Section 2.6        Company Subsidiaries.....................................17
Section 2.7        Financial Statements.....................................17
Section 2.8        No Undisclosed Liabilities...............................18
Section 2.9        Tax Matters..............................................18
Section 2.10       Assets...................................................21
Section 2.11       Owned Real Property......................................22
Section 2.12       Intellectual Property....................................22
Section 2.13       Year 2000................................................25
Section 2.14       Inventory................................................26
Section 2.15       Real Property Leases.....................................26
Section 2.16       Contracts................................................27
Section 2.17       Bank Accounts and Powers of Attorney.....................31
Section 2.18       Insurance................................................31
Section 2.19       Litigation...............................................31
Section 2.20       Employees................................................32
Section 2.21       Employee Benefits........................................32
Section 2.22       Environmental Matters....................................34
Section 2.23       Compliance...............................................36
Section 2.24       Permits..................................................37
Section 2.25       Certain Business Relationships With Affiliates...........37
Section 2.26       Broker's Fees............................................38
Section 2.27       Books and Records........................................38
Section 2.28       Pooling; Tax Matters.....................................38
Section 2.29       Company Action...........................................39
Section 2.30       Information in Certain Documents.........................39
Section 2.31       Absence of Certain Changes...............................40
Section 2.32       Certain Business Practices...............................40
Section 2.33       Agreements with Holders of Company Stock.................40
Section 2.34       Disclosure...............................................41

                 ARTICLE 3 - REPRESENTATIONS AND WARRANTIES
                               OF THE PARENT

Section 3.1        Organization.............................................41
Section 3.2        Capitalization...........................................42
Section 3.3        Authority................................................42
Section 3.4        Noncontravention.........................................43
Section 3.5        Reports and Financial Statements.........................43
Section 3.6        Broker's Fees............................................44
Section 3.7        Information in Certain Documents.........................44
Section 3.8        No Material Adverse Change...............................45

                           ARTICLE 4 - COVENANTS

Section 4.1        Interim Operations of the Company........................45
Section 4.2        Reasonable Best Efforts..................................48
Section 4.3        Shareholder Approval.....................................50
Section 4.4        Filing of Tax Returns; Payment of Taxes..................51
Section 4.5        Exercise of Warrants.....................................51
Section 4.6        Notification of Certain Matters..........................51
Section 4.7        No Other Negotiations....................................52
Section 4.8        Affiliates...............................................53
Section 4.9        Employment Agreements....................................53
Section 4.10       Appointment and Acknowledgment...........................54
Section 4.11       Letter of Accountant.....................................54
Section 4.12       Directors' and Officers' Insurance and Indemnification ..54
Section 4.13       Welfare Plans............................................55

              ARTICLE 5 - CONDITIONS TO CONSUMMATION OF MERGER

Section 5.1        Conditions to Each Party's Obligation....................55
Section 5.2        Conditions to Obligations
                      of the Parent and the Transitory Subsidiary...........56
Section 5.3        Conditions to Obligations of the Company.................60

              ARTICLE 6 - FAIRNESS HEARING; REGISTRATION....................61

                     ARTICLE 7 - TAX MATTERS COVENANTS

Section 7.1        Cooperation..............................................61
Section 7.2        Taxes Relating to the Transactions Contemplated
                     by this Agreement......................................62
Section 7.3        Tax Administration.......................................62
Section 7.4        Tax Consequences.........................................62
Section 7.5        Tax or Accounting Changes................................62

                        ARTICLE 8 - INDEMNIFICATION

Section 8.1        Indemnification..........................................63
Section 8.2        Method of Asserting Claims...............................64
Section 8.3        Survival.................................................66
Section 8.4        Limitations..............................................66
Section 8.5        The Representative.......................................67

                          ARTICLE 9 - TERMINATION

Section 9.1        Termination of Agreement.................................69
Section 9.2        Effect of Termination....................................71
Section 9.3        Option to Elect Certain Remedies.........................71
Section 9.4        Bust-up Payments and Purchase Order......................72

                         ARTICLE 10 - DEFINITIONS...........................73

                         ARTICLE 11 - MISCELLANEOUS

Section 11.1       Further Assurances.......................................76
Section 11.2       Press Releases and Announcements.........................77
Section 11.3       No Third Party Beneficiaries.............................77
Section 11.4       Entire Agreement.........................................77
Section 11.5       Succession and Assignment................................77
Section 11.6       Counterparts.............................................77
Section 11.7       Interpretation...........................................77
Section 11.8       Notices..................................................79
Section 11.9       Governing Law............................................80
Section 11.10      Amendments and Waivers...................................80
Section 11.11      Severability.............................................80
Section 11.12      Expenses.................................................80
Section 11.13      Incorporation of Exhibits and Schedules..................81
Section 11.14      Time of Essence..........................................81
Section 11.15      Enforcement..............................................81


Schedule I    -    Company Affiliates......................................I-1

Exhibit A     -    Voting Agreement........................................A-1
Exhibit B-1   -    Form of Aries Merger Agreement.........................B1-1
Exhibit B-2   -    Certificate of Merger..................................B2-1
Exhibit C     -    Form of Escrow Agreement................................C-1
Exhibit D     -    Form of Appointment and Acknowledgment..................D-1
Exhibit E     -    Articles of Incorporation of the Surviving
                     Corporation...........................................E-1
Exhibit F     -    Bylaws of the Surviving Corporation.....................F-1
Exhibit G     -    Form of Affiliate Letter................................G-1
Exhibit H-1   -    Form of Opinion of Wilson, Sonsini, Goodrich &
                     Rosati...............................................H1-1
Exhibit H-2   -    Form of Opinion of Law & Arthur........................H2-1
Exhibit H-3   -    Form of Wyoming Counsel Opinion........................H3-1
Exhibit I     -    Employment Agreements Executed on Signing...............I-1
Exhibit J-1   -    Form of Representation Letter Regarding
                     Reorganization Qualification From
                     Network Device Inc...................................J1-1
Exhibit J-2   -    Form of Representation Letter Regarding
                     Reorganization Qualification From Alpha
                     Industries, Inc......................................J2-1
Exhibit K     -    Form of Certificate Confirming Company
                     not a U.S. Real Property Holding Company..............K-1




                        AGREEMENT AND PLAN OF MERGER


               Agreement and Plan of Merger entered into as of February 10, 2000 by and among Alpha Industries, Inc., a Delaware corporation (the "Parent"), Aries Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Parent (the "Transitory Subsidiary") and Network Device Inc., a California corporation (the "Company"). The Parent, the Transitory Subsidiary and the Company are referred to collectively herein as the "Parties."

               WHEREAS, the Board of Directors of the Parent has determined that it is advisable and in the best interests of Parent and its stockholders to acquire the Company upon the terms and subject to the conditions set forth in this Agreement, and the Board of Directors of the Company (the "Company Board") has determined that it is in the best interests of the Company and its shareholders to be acquired by the Parent upon the terms and subject to the conditions set forth in this Agreement; and

               WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the Parent's willingness to enter into this Agreement, certain holders of shares of common stock, no par value of the Company (the "Company Common Stock") and certain holders of shares of preferred stock of the Company, no par value (the "Company Preferred Stock" and together with the Company Common Stock, collectively the "Company Stock"), are entering into an agreement with the Parent in the form attached hereto as Exhibit A (the "Voting Agreement") to vote such shares according to the terms set forth in the Voting Agreement; and

               WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to the Parent's willingness to enter into this Agreement, certain key executives of the Company are entering into employment agreements with the Company attached hereto as Exhibit I; and

               WHEREAS, for United States federal income tax purposes, it is intended that the Merger (as defined herein) will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement will constitute a "plan of reorganization"; and

               WHEREAS, it is intended that the Merger shall be treated for accounting purposes as a pooling of interests:

               NOW, therefore, in consideration of the foregoing and the representations, warranties and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows.

                                 ARTICLE 1

                                 THE MERGER

               1.1 The Merger. At the Effective Time (as defined below), upon and subject to the terms and conditions of this Agreement, the form of Agreement of Merger attached hereto as Exhibit B-1 (the "Aries Merger Agreement") and the form of Certificate of Merger attached hereto as Exhibit B-2 (the "Certificate of Merger"), the Transitory Subsidiary shall merge with and into the Company (the "Merger") in accordance with the provisions of this Agreement, the California General Corporation Law ("CGCL") and the Delaware General Corporation Law ("DGCL"), and thereupon the separate corporate existence of the Transitory Subsidiary shall cease and the Company shall continue its corporate existence under the CGCL under the name Network Device Inc. as the surviving corporation in the Merger and a wholly owned subsidiary of the Parent (the "Surviving Corporation"). The parties hereto shall file the Aries Merger Agreement (together with the officer's certificate of each of the Transitory Subsidiary and the Company required under Section 1103 of the CGCL) with the Secretary of State of the State of California on the day of the Closing (as defined below). Concurrently with the filing of the Aries Merger Agreement with the Secretary of State of the State of California and upon the terms and subject to the conditions set forth in this Agreement, the parties hereto shall file the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL. The parties hereto shall make all other filings, recordings or publications required by the CGCL and the DGCL in connection with the Merger. The "Effective Time" shall be the date and time at which the Merger becomes effective, as set forth in the Aries Merger Agreement and the Certificate of Merger, which specified time shall be a time on the Closing Date (as defined below) and shall be the same in each of the Merger Agreement and the Certificate of Merger. At the Effective Time, the Merger shall have the effect provided for in Section 1107 of the CGCL and Section 259 of the DGCL.

               1.2 The Closing. Subject to the satisfaction or waiver of each of the conditions set forth in Article 5 hereof, the closing of the transactions contemplated by this Agreement, including without limitation the filing of the Aries Merger Agreement with the Secretary of State of the State of California and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the "Closing"), shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Beacon Street, Boston, Massachusetts commencing at 1:00 p.m. local time on the later of (a) April 3, 2000 and (b) the date on which all of the conditions set forth in Article 5 hereof have been satisfied or waived as provided in Article 5 hereof, or at such other place and time as may be agreed upon by the Parties in writing (the date on which the closing occurs is referred to herein as the "Closing Date").

               1.3 Actions at the Closing. At the Closing: (a) the Company shall deliver to the Parent and the Transitory Subsidiary the various certificates, instruments and documents referred to in Section 5.2 hereof;
(b) the Parent and the Transitory Subsidiary shall deliver to the Company the various certificates, instruments and documents referred to in Section
5.3 hereof; (c) the Company and the Transitory Subsidiary shall execute and file with the Secretary of State of the State of California the Aries Merger Agreement (together with the officer's certificates for each of the Transitory Subsidiary and the Company required under Section 1103 of the
CGCL); (d) the Company shall execute and file the Certificate of Merger with the Secretary of State of the State of Delaware; and (e) the Parent, the Representative (as defined below) and American Stock Transfer & Trust Company, as Escrow Agent (the "Escrow Agent"), shall execute and deliver the Escrow Agreement substantially in the form attached hereto as Exhibit C (the "Escrow Agreement"), and the Parent shall deliver to the Escrow Agent a certificate for the Escrow Shares (as defined below) being placed in escrow at the Effective Time pursuant to Section 1.9.

               1.4 Additional Action. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Transitory Subsidiary, in order to consummate the transactions contemplated by this Agreement.

               1.5 Conversion of Shares. At the Effective Time, in accordance with the Aries Merger Agreement, by virtue of the Merger and without any action on the part of any Party or the holder of any securities of the Company or the Transitory Subsidiary, shares of Company Stock, and shares of common stock of the Transitory Subsidiary shall be converted as set forth in this Section 1.5.

                   (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than Dissenting Shares (as defined below), shall be converted into and represent the right to receive (subject to the provisions of this Section 1.5 and Sections 1.8 and 1.9 hereof) a fraction (the "Conversion Ratio") of a share of common stock, $.25 par value per share, of the Parent ("Parent Common Stock") determined by dividing 1,460,000 by the Aggregate Number of Fully Diluted Company Common Shares (as defined below) immediately prior to the Effective Time (as such ratio is adjusted pursuant to Section 1.5(c) or 1.5(d) hereof).

                   (b) Each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time, other than Dissenting Shares (as defined below), shall be converted into and represent the right to receive (subject to the provisions of this Section 1.5 and Sections 1.8 and 1.9 hereof) the number of shares of Parent Common Stock that the holder of the Company Preferred Stock would have received pursuant to Section 1.5(a) hereof had such holder converted such shares of Company Preferred Stock into shares of Company Common Stock immediately prior to the Effective Time.

                   (c) If the Average Closing Price (as defined herein) of Parent Common Stock is less than $56.10, then the Conversion Ratio shall equal the result obtained by dividing (A) the quotient of (x) $ 81,906,000 divided by (y) the Average Closing Price of Parent Common Stock by (B) the Aggregate Number of Fully Diluted Company Common Shares (as defined herein); provided, however, that in no event shall the Conversion Ratio equal an amount that would cause the total number of shares of Parent Common Stock issued to the holders of Company Stock at the Effective Time, plus the total number of shares of Parent Common Stock issuable upon exercise of Options assumed by the Parent pursuant to Section 1.10 hereof, to equal or exceed 20% of the number of shares of Parent Common Stock issued and outstanding on the date that is four business days immediately preceding the date hereof (with any shares of Parent Common Stock that are treasury shares or are held by a Subsidiary of the Parent being excluded from such number of shares of Parent Common Stock issued and outstanding on such date).

                   (d) If the Average Closing Price of Parent Common Stock is greater than $75.90, then the Conversion Ratio shall equal the result obtained by dividing (A) the quotient of (1) the Adjusted Total Value (as defined below) divided by (2) the Average Closing Price of Parent Common Stock by (B) the Aggregate Number of Fully Diluted Company Common Shares;

                   (e) If between the date of this Agreement and the Effective Time the outstanding shares of the Parent Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, conversion, consolidation, combination or exchange of shares, the Conversion Ratio will be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, conversion, consolidation, combination or exchange of shares.

                   (f) Each option to purchase Company Stock outstanding immediately prior to the Effective Time (each, an "Option") shall be assumed by the Parent as more specifically provided in Section 1.10 hereof.

                   (g) At the Effective Time, subject to and in accordance with this Section 1.5 and Section 1.6 hereof, holders of Company Stock shall be entitled to receive certificates representing 90% of the shares of Parent Common Stock into which their shares of Company Stock have been converted pursuant to this Section 1.5 (the "Closing Shares"). The remaining 10% of the shares of Parent Common Stock into which their shares of Company Stock have been converted pursuant to this Section 1.5 (the "Escrow Shares") shall be deposited into escrow at the Closing in accordance with the provisions of Section 1.9 hereof. The Closing Shares and the Escrow Shares are collectively referred to herein as the "Merger Shares".

                   (h) Each share of common stock of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and shall thereafter evidence one fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation. From and after the Effective Time, the outstanding certificate theretofore representing shares of common stock of the Transitory Subsidiary shall be deemed for all purposes to evidence ownership of and to represent the one share of common stock of the Surviving Corporation into which such common stock of the Transitory Subsidiary shall have been converted. Promptly after the Effective Time, the Surviving Corporation shall issue to Parent a stock certificate or certificates representing one share of common stock of the Surviving Corporation in exchange for the certificate or certificates which formerly represented shares of common stock of the Transitory Subsidiary (which shall be cancelled).

                   (i) No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate (as defined below) with respect to the shares of Parent Common Stock which such holder is entitled to receive upon the surrender thereof in accordance with this Section 1.5. Subject to the effect of applicable laws and Section 1.9, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

                   (j) As used in this Agreement:

                       (i) "Adjusted Total Value" shall equal the result
               obtained by adding $110,814,000 to the amount obtained by dividing (A) $110,814,000 multiplied by 50% of the difference between the Average Closing Price of Parent Common Stock and $75.90 by (B) $75.90;

                       (ii) the "Aggregate Number of Fully Diluted Company
               Common Shares" shall be the sum of:

                            (1) the aggregate number of Company Common
                     Stock outstanding immediately prior to the Effective
                     Time;

                            (2) the aggregate number of shares of Company
                     Common Stock issuable upon the conversion of any shares of Company Preferred Stock outstanding immediately prior to the Effective Time;

                            (3) the aggregate number of shares of Company
                     Common Stock issuable upon the exercise of any Options outstanding immediately prior to the Effective Time (whether or not such Options are then exercisable);

                            (4) the number of shares of Company Common
                     Stock issuable upon the exercise of any Warrants (as defined below) outstanding immediately prior to the Effective Time (whether or not such Warrants are then exercisable); and

                            (5) the number of shares of Company Common
                     Stock issuable upon the exercise of, and, if applicable, subsequent conversion of, any other rights to acquire any securities of the Company of any nature whatsoever; and

                       (iii) "Average Closing Price" shall mean the average
               of the daily closing sale prices per share of Parent Common Stock for the three trading days immediately preceding the date ending on the third trading day immediately preceding the Effective Time.

                   (k) At the Closing, the Company shall deliver to the Parent a certificate, in form and substance satisfactory to the Parent and signed by the Company's Chief Executive Officer, certifying (i) the number of outstanding shares of Company Common Stock immediately prior to the Effective Time, (ii) by reference to a schedule to such certificate, a list of all the holders of shares of Company Common Stock as such names appear on the stock transfer books of the Company and the number of shares of Company Common Stock held by each such holder, in each case, immediately prior to the Effective Time, (iii) the number of outstanding shares of Company Preferred Stock immediately prior to the Effective Time and the aggregate number of Company Common Stock issuable on conversion of such shares of Company Preferred Stock, (iv) by reference to a schedule to such certificate, a list of all the holders of shares of Company Preferred Stock as such names appear on the stock transfer books of the Company, the number of shares of Company Preferred Stock held by each such holder and the number of shares of Company Common Stock issuable on conversion of the shares of Company Preferred Stock held by such holder, in each case, immediately prior to the Effective Time, (vi) the number of shares of Company Stock which underlie Options outstanding immediately prior to the Effective Time, and (vi) by reference to a schedule to such certificate, a list of all the holders of Options outstanding immediately prior to the Effective Time, the number of Options held by each such holder, the exercise price for each Option and the aggregate exercise price for the Options.

               1.6 Exchange of Company Stock.

                   (a) As soon as practicable after the Effective Time, the Parent shall prepare and set aside stock certificates representing the Closing Shares (and together with any dividends or distributions with respect thereto contemplated by Section 1.5(g) being hereinafter referred to as the "Exchange Fund"), which shares of Parent Common Stock shall be deemed to have been issued at the Effective Time.

                   (b) As soon as practicable, but in any event no later than fourteen (14) calendar days after the Effective Time, Parent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Stock (the "Certificates") that were converted pursuant to Section
1.5 hereof into the right to receive shares of Parent Common Stock: (i) a form of letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Parent and (ii) instructions for use in surrendering such Certificates in exchange for certificates representing shares of Parent Common Stock. Subject to the provisions of this Section
1.6 and Section 1.9 hereof, upon surrender of a Certificate for cancellation to the Parent (or, in the case of a lost certificate, delivery of a lost certificate affidavit and indemnity in form and substance reasonably satisfactory to the Parent), together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article 1 and the Certificate so surrendered shall forthwith be cancelled. As a condition of the delivery of any such certificate representing Parent Common Stock, the Parent may, at its option, require such holder to acknowledge in writing, in substantially the form attached hereto as Exhibit D (the "Appointment and Acknowledgment"), the approval by such holder of the Escrow Agreement and of all of the arrangements relating thereto, including without limitation the deposit of the Escrow Shares into escrow, the indemnification obligations set forth in Article 8 hereof and the appointment and sole authority of the Representative (as defined below) to act on behalf of such holder as an Indemnitor (as defined below), as provided for herein, in the Aries Merger Agreement and in the Escrow Agreement. In the event of a transfer of ownership of Company Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate representing such Company Stock is presented to the Parent, accompanied by all documents required to evidence and effect such transfer, by evidence that any applicable stock transfer taxes have been paid, and, if required by Parent, by the Appointment and Acknowledgment. Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Stock such amounts as Parent is required to withhold or deduct under the Code or any provision of state, local or foreign tax law with respect to the making of such payment. To the extent that amounts are so withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Stock in respect of whom such deduction and withholding were made by Parent. Until surrendered as contemplated by this
Section 1.6(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a certificate representing share(s) of Parent Common Stock.

                   (c) Neither the Parent nor the Company shall be liable to any holder of shares of Company Stock or Parent Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

               1.7 Dissenting Shares.

                   (a) For purposes of this Agreement, "Dissenting Shares" means shares of Company Stock held as of the Effective Time by a shareholder who has not voted such shares of Company Stock in favor of the Merger and with respect to which demand on the Company has been made for purchase of such shares from the holder thereof pursuant to Section 1300 of Chapter 13 of the CGCL ("Section 1300") and such demand shall not have been effectively withdrawn, forfeited or lost prior to the Effective Time. Notwithstanding anything to the contrary in this Agreement, Dissenting Shares shall not be converted into or represent the right to receive Merger Shares, unless the holder thereof shall have forfeited or lost (through failure to perfect or otherwise) his or her right to have the Company purchase his or her Dissenting Shares pursuant to Section 1300 or withdrawn, with the consent of the Company, his or her demand to have the Company purchase his or her Dissenting Shares pursuant to Section 1300. If such shareholder has so forfeited, lost or withdrawn his right to have the Company purchase his or her Dissenting Shares pursuant to Section 1300, then (i) as of the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall automatically be converted into and represent the right to receive, subject to clause
(ii)(B) immediately below, the number of Merger Shares which would have been issuable in respect of such shares of Company Stock pursuant to
Section 1.5 hereof had such shares of Company Stock not been Dissenting Shares, and (ii) promptly following the occurrence of such event, the Parent shall deliver (A) to such shareholder a certificate representing the number of Closing Shares into which such shares of Company Stock have been converted as provided in clause (i) immediately above and (B) to the Escrow Agent a certificate representing the number of Escrow Shares which, had such shares of Company Stock not been Dissenting Shares, would have been delivered to and deposited with the Escrow Agent in accordance with Section 1.9(a) hereof, in each such case, against delivery by such shareholder to the Parent of the stock certificate or certificates representing his or her shares of Company Stock.

                   (b) The Company shall give the Parent (i) prompt notice of any written demands given pursuant to Section 1300 to have the Company purchase Dissenting Shares, withdrawals of such demands and any other instruments that relate to such demands received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands under the CGCL. The Company shall not, except with the prior written consent of the Parent or in satisfaction of a judgment under Section 1305(d) of the CGCL therefor, make any payment with respect to any demands for purchase of Dissenting Shares or offer to settle or settle any such demands.

               1.8 Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued to former holders of shares of Company Stock upon the surrender for exchange of stock certificates formerly representing shares of Company Stock, and such holders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a shareholder of the Parent with respect to any fractional shares of Parent Common Stock that would otherwise be issued to such holders. In lieu of fractional shares of Parent Common Stock that would otherwise be issued, each such holder that would have been entitled to receive a fractional share of Parent Common Stock shall receive such whole number of shares of Parent Common Stock as is equal to the precise number of shares of Parent Common Stock to which such shareholder would be entitled, rounded up or down to the nearest whole number (with a fractional interest of .5 rounded to the nearest odd whole number).

               1.9 Escrow.

                   (a) At the Effective Time, the Parent shall deliver to and deposit with the Escrow Agent a certificate (issued in the name of the Escrow Agent or its nominee) representing the Escrow Shares for the purpose of securing the indemnification obligations set forth in Article 8 of this Agreement. The Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any person and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement.

                   (b) The terms and provisions of Article 8 hereof and of the Escrow Agreement and the transactions contemplated thereby are essential terms and provisions of the Merger, and the adoption of this Agreement and the approval of the Merger by the holders of securities of the Company shall constitute the express approval, as essential terms and provisions of the Merger, of Article 8 hereof and of the Escrow Agreement and of all of the arrangements relating thereto, including without limitation the deposit of the Escrow Shares into escrow, the indemnification obligations set forth in Article 8 hereof and the appointment and sole authority to act on behalf of the Indemnitors (as defined below) of the Representative, as provided for herein, in the Aries Merger Agreement and in the Escrow Agreement.

               1.10 Options.

                   (a) As of the Effective Time, each Option that is outstanding under any stock option plan of the Company or otherwise (each such stock option plan being referred to herein as a "Plan") shall (i) cease being exercisable for Company Common Stock, (ii) be assumed by the Parent and (iii) become an option to purchase such number of shares of Parent Stock as is equal to the number of shares of Company Common Stock subject to the unexercised portion of such Option as of the Effective Time multiplied by the Conversion Ratio (with any fraction resulting from such multiplication to be rounded down to the nearest whole number). As of the Effective Time, the exercise price per share of Parent Common Stock of such Option shall be equal to the exercise price per share of the Option it is replacing as of the Effective Time, divided by the Conversion Ratio (rounded up to the nearest whole cent). All other terms of the Options shall remain unchanged and after the Effective Time, each Option shall be exercisable and shall vest upon the same terms and conditions as were applicable to such Option immediately prior to the Effective Time, except that all (y) references to the Company shall be deemed to be references to the Parent, and (z) the adjustment provided herein with respect to any Options which are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner which is consistent with Section 424(a) of the Code.

                   (b) The Company has duly adopted all amendments to the Plans, and any other documents, and has taken all other actions, if any, necessary to effect the changes in the Options set forth in this Section
1.10. As soon as practicable after the Effective Time, the Parent or the Surviving Corporation shall deliver to holders of Options appropriate notices setting forth such holders' rights pursuant to such Options, as revised pursuant to this Section 1.10.

                   (c) Except as may be otherwise agreed to by Parent and the Company, all Plans established by the Company shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company shall be deleted, terminated and of no further force or effect as of the Effective Time.

                   (d) The Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Options, as such Options are revised pursuant to this Section 1.10, and assumed by the Parent in accordance therewith. If necessary, the Parent shall not later than thirty
(30) calendar days following the Effective Time, prepare and file with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of the Parent Common Stock subject to such Options that may be registered on a Form S-8.

               1.11 Organizational Documents.

                   (a) At the Effective Time of the Merger, the articles of incorporation of the Surviving Corporation shall be as set forth in Exhibit E to this Agreement, and such articles of incorporation shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided by law and such articles of incorporation of the Surviving Corporation.

                   (b) At the Effective Time of the Merger, the bylaws of Surviving Corporation shall be as set forth in Exhibit F to this Agreement, and such by-laws shall be the bylaws of the Surviving Corporation until thereafter amended as provided by law and such bylaws of the Surviving Corporation.

               1.12 Directors and Officers. The directors and officers of the Surviving Corporation shall consist of the directors and officers of the Transitory Subsidiary immediately prior to the Effective Time, each to hold office in accordance with the CGCL, the Articles of Incorporation of the Surviving Corporation and the By-laws of the Surviving Corporation.

               1.13 No Further Rights. From and after the Effective Time, no shares of Company Stock shall be deemed to be outstanding and holders of Certificates shall cease to have any rights with respect thereto, except as provided herein or by law.

               1.14 Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfers of shares of Company Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation for transfer, they shall be cancelled and exchanged for the consideration set forth in
Section 1.5 and in accordance with Section 1.6, subject to applicable law in the case of Dissenting Shares.

                                 ARTICLE 2

               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               Except as set forth in the disclosure schedule prepared and signed by the Company and delivered to Parent simultaneously with the execution hereof (the "Disclosure Schedule"), the Company represents and warrants to Parent and the Transitory Subsidiary that all of the statements contained in this Article 2 are true and correct as of the date of this Agreement (or, if made as of a specified date, as of such date), and will be true and correct as of the Closing Date as though made on the Closing Date. Each exception set forth in the Disclosure Schedule and each other response to this Agreement set forth in the Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement and relates only to such section, except to the extent that one portion of the Disclosure Schedule specifically refers to another portion thereof, identifying such other portion by section reference or similar specific cross reference.

               2.1 Organization, Qualification and Corporate Power.

                   (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company is duly qualified or licensed as a foreign corporation to conduct business and is in good standing under the laws of each jurisdiction listed under its name in Section 2.1(a) of the Disclosure Schedule, which jurisdictions collectively constitute every jurisdiction where the nature of the Company's business or the ownership or leasing of its properties requires such qualification, except for failures, if any, to be so qualified or licensed which, in the aggregate, have not had and would not reasonably be likely to have a Material Adverse Effect (as defined below). The Company has all requisite corporate power and authority to carry on its business as it is now being conducted and as it is presently proposed to be conducted and to own, lease and use the properties owned, leased and used by it.

                   (b) The Company has furnished to the Parent prior to the execution and delivery of this Agreement true and complete copies of its Restated Articles of Incorporation, as amended (the "Restated Articles of Incorporation"), and By-laws, as amended (the "Amended By-laws"), each as currently in effect. The Company is not in default under or in violation of any provision of its Restated Articles of Incorporation or Amended By-laws.

                   (c) As used in this Agreement, any reference to any event, change or effect having a "Material Adverse Effect" shall mean that such event, change or effect would reasonably be likely to be, or is, materially adverse to the assets (including intangible assets), properties, business, condition (financial or other), liabilities (including contingent liabilities), operations, prospects or results of operations of the Company, taken as a whole, or would reasonably be likely to, or will, prevent or impair in any material respect the ability of the Company to perform its obligations hereunder or to consummate the transactions contemplated by this Agreement.

               2.2 Capitalization.

                   (a) The authorized capital stock of the Company consists of (i) 70,000,000 shares of Company Common Stock and (ii) 30,000,000 shares of Company Preferred Stock, of which 20,000,000 are designated as Series A Preferred Stock (the "Series A Company Preferred Stock") and 3,500,000 are designated as Series B Preferred Stock (the "Series B Company Preferred Stock"). As of the date hereof, 3,000,000 shares of Company Common Stock, 15,660,000 shares of Series A Company Preferred Stock and 3,295,000 shares of Series B Company Preferred Stock are issued and outstanding and 2,680,000 shares of Company Common Stock are authorized and reserved for issuance pursuant to Plans, of which 1,482,144 shares of Company Common Stock underlie currently outstanding Options. No more than 1,482,144 shares of Company Common Stock, plus the number of shares of Company Common Stock underlying Options granted after the date hereof in compliance with Section 4.1(d) hereof, will underlie Options outstanding immediately prior to the Effective Time. There has not occurred any event which would cause any adjustment or readjustment in the applicable Conversion Prices (as defined in the Restated Articles of Incorporation) of any of the Company Preferred Stock. Each share of Company Preferred Stock is convertible into one share of Company Common Stock. Section 2.2(a) of the Disclosure Schedule sets forth a true and complete list of all shareholders of the Company, completely and accurately indicating the number, class and series of shares of Company Stock held by each such shareholder.

                   (b) As of the date hereof, 105,000 shares of Company Common Stock are authorized and reserved for issuance pursuant to outstanding warrants or other rights to purchase any shares of capital stock of the Company other than Options (each, a "Warrant"). Section 2.2(b) of the Disclosure Schedule also sets forth a true and complete list of all holders of Options and Warrants, completely and accurately indicating the number of shares and class of stock subject to each such Option or Warrant, any vesting schedules applicable thereto and under which Plan, if any, each such Option or Warrant was granted.

                   (c) There is no outstanding indebtedness having general voting rights or debt convertible into securities having such rights ("Voting Debt") of the Company issued and outstanding. Except as set forth in Section 2.2(a) or (b) hereof, and except for the transactions contemplated hereby, (i) there are no shares of capital stock of the Company authorized, issued or outstanding; (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company obligating the Company to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company to grant, extend or enter into, or accelerate the vesting of, any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and
(iii) there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of the capital stock of the Company or any Affiliate (as defined below) of the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.

                   (d) All of the issued and outstanding shares of Company Stock are, and all shares of Company Stock that may be issued upon conversion of the Company Preferred Stock and exercise of Options or Warrants will be, outstanding upon issuance, duly authorized, validly issued, fully paid, nonassessable and free of preemptive or similar rights of any person. All of the issued and outstanding shares of capital stock of the Company were issued in compliance with applicable federal and state securities laws and with any preemptive or similar rights or rights to subscribe for or purchase securities of any person.

                   (e) Except for (i)(A) the Common Stock Purchase Agreement entered into as of February 8, 1997, (B) the Series A Preferred Stock Purchase Agreement entered into as of January 31, 1997, as amended,
(C) the Series B Preferred Stock Purchase Agreement entered into as of October 29, 1999, and (D) the four Common Stock Transfer Agreements entered into as of October 31, 1997, (collectively, such agreements are referred to as the "Company Shareholder Agreements"), (ii) this Agreement and (iii) the Voting Agreement, there are no agreements, commitments, voting trusts, proxies or understandings of any character with respect to the voting, the registration under the Securities Act, or the sale or delivery, of any capital stock or other securities of the Company.

                   (f) The terms of each Plan permit the treatment of Options as set forth in Section 1.10 without the consent of any Option holder. The Company has not in any manner accelerated or provided for the acceleration of the vesting or exercisability of, or otherwise modified the terms and conditions applicable to, any of the Options, whether set forth in the Plans or otherwise, or the Warrants. None of the awards, grants or other agreements pursuant to which Options were issued have provisions which accelerate the vesting or right to exercise such Options upon the execution of this Agreement or any of the agreements contemplated hereby, the consummation of the transactions contemplated hereby or thereby, or any other "change of control" events.

                   (g) As used herein, an "Affiliate" of a specified person means any other person that controls, is controlled by, or is under common control with the specified person and includes, without limitation, any partnership or joint venture in which the specified person has, directly or indirectly, an interest of 5% or more. As used herein, "control" (including the terms "controlled," "controlled by," and "under common control with") will mean the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as a trustee or executor, by contract or credit arrangement or otherwise.

               2.3 Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and each instrument required hereby to be executed and delivered by it, the performance by the Company of its obligations hereunder and thereunder and, subject to the Requisite Shareholder Approval (as defined below), the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are required to authorize this Agreement or any of the instruments required hereby or for the Company to consummate the transactions contemplated hereby or thereby. This Agreement has been, and upon execution thereof by the Company, each instrument required hereby to be executed and delivered by the Company, will be, duly and validly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery by the other parties thereto, constitutes, or, in the case of each such instrument, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               2.4 Vote Required. The action by written consent of (i) the holders of at least a majority of the votes represented by the outstanding shares of the Company Common Stock, voting as a separate class, (ii) the holders of a majority of the outstanding shares of the Series A Company Preferred Stock, voting as a separate class, and (iii) the holders of a majority of the outstanding shares of the Series B Company Preferred Stock, voting as a separate class, is the only action required by the holders of any class or series of the capital stock of the Company that is necessary to approve this Agreement, the Merger and the transactions contemplated by this Agreement (the "Requisite Shareholder Approval"). The shares of Company Stock held by the shareholders of the Company that have signed the Voting Agreement represent as of the date hereof, and will represent as of the record date fixed by the Company Board to determine the shareholders entitled to consent to this Agreement, the Merger and the transactions contemplated hereby, at least a majority of the issued and outstanding shares of Company Common Stock, at least a majority of the issued and outstanding shares of the Series A Company Preferred Stock and at least a majority of the issued and outstanding shares of the Series B Company Preferred Stock.

               2.5 Noncontravention. Subject to any required compliance with the applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the hearing (the "Fairness Hearing") to be held pursuant to Section 25142 of the California Corporate Securities Law of 1968, as amended (the "CSL") and the filing of the Aries Merger Agreement and Certificate of Merger as required by the CGCL and DGCL, respectively, neither the execution and delivery by the Company of this Agreement or any instrument required hereby to be executed and delivered by it, the performance by the Company of its obligations hereunder or thereunder, the consummation by the Company of the transactions contemplated hereby or thereby, or the compliance by the Company with any of the provisions hereof or thereof, will: (a) conflict with or violate any provision of the Restated Articles of Incorporation or Amended By-laws; (b) require on the part of the Company any notice or filing with, or any permit, authorization, consent, order, approval or other authorization of, or any exemption by, any federal, state or foreign court, arbitrator, administrative agency, registration authority or commission or other governmental or regulatory authority or agency, including any authority having governmental or quasi-governmental powers (a "Governmental Entity"); (c) conflict with, result in a violation or breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, give rise to any right to accelerate, terminate, modify or cancel, or require any notice, consent, authorization, approval or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement, mortgage, Security Interest (as defined below), instrument or other arrangement or obligation to which the Company is a party or by which the Company is bound or to which any of the assets of the Company is subject; (d) result in the imposition of any Security Interest upon any assets of the Company; (e) violate or breach the terms of or cause any default under any order, writ, injunction, decree, judgment, permit, license, approval, authorization, law, statute, ordinance, rule or regulation or code or any requirements, directives, consents, and obligations of or imposed by any Governmental Entity applicable to the Company or any of its properties, assets or securities; or (f) with the passage of time, the giving of notice or the taking of any action by another person, have any of the effects described in clause (a) through (e) of this Section 2.5. As used in this Agreement, "Security Interest" shall mean any mortgage, pledge, security interest, encumbrance, charge, or other lien of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of an agreement to give any financing statement under the Uniform Commercial Code or similar laws of any jurisdiction, in any case, whether arising by contract or by operation of law.

               2.6 Company Subsidiaries.

                   (a) The Company has no Subsidiaries. In addition, the Company does not own directly or indirectly any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any other corporation, partnership, limited liability company, joint venture, trust, association or other organization or entity.

                   (b) As used in this Agreement, "Subsidiary" shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries, (b) at least a majority of the economic interests of which is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries or (c) such party or any other Subsidiary of such party is a general partner (excluding any such partnership where such party or any Subsidiary of such party does not have a majority of the voting interest in such partnership).

               2.7 Financial Statements. The Company has provided to the Parent true and complete copies of (a) the audited statements of financial position of the Company as at September 30, 1999 and September 30, 1998, and the related audited consolidated statements of income, changes in shareholders' equity and cash flow for each of the fiscal periods then ended, including the notes thereto, together with the report of Chen & Fan, independent auditors, (b) the audited statements of financial position of the Company as at September 30, 1997, and the related audited consolidated statements of income, changes in shareholders' equity and cash flow for each of the fiscal periods then ended, including the notes thereto, together with the report of Coopers & Lybrand, independent auditors, and
(c) the unaudited consolidated balance sheet of the Company as at December 31, 1999 (the "Balance Sheet") and the related consolidated statements of income, changes in shareholders' equity and cash flows as at and for the three-month period ended as of the date of the Balance Sheet and for the corresponding period in the prior year. Such financial statements (collectively, the "Financial Statements") have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby, fully, fairly and accurately present the consolidated financial position, results of operations, changes in shareholders' equity and cash flow of the Company as at the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company. Since September 30, 1999, there has been no significant change in any of the accounting (including tax accounting) policies, practices or procedures of the Company.

               2.8 No Undisclosed Liabilities. Except as set forth in
Section 2.8 of the Disclosure Schedule, the Company has no liability, whether absolute, contingent, fixed, matured, unmatured, threatened, liquidated, unliquidated, choate, inchoate, secured, unsecured or otherwise and whether due or to become due, except for (a) liabilities as to the extent of the amounts specifically shown or reserved on the Balance Sheet, which reflects all liabilities required to be reflected thereon in accordance with GAAP; and (b) liabilities arising after the date of the Balance Sheet which satisfy all of the following criteria: (i) such liabilities were incurred by the Company in the ordinary course of business consistent with past custom and practice ("Ordinary Course of Business") and not in excess of current requirements, and (ii) such liabilities, either individually or in the aggregate, have not had and would not reasonably be likely to have a Material Adverse Effect. The reserves reflected in the Financial Statements are adequate and appropriate in light of the foregoing and have been calculated in a consistent manner.

               2.9 Tax Matters. Except as specifically identified in the appropriate subsection of Section 2.9 of the Disclosure Schedule:

                   (a) Filing of Timely Tax Returns. The Company has timely filed (or there has been timely filed on its behalf), taking into account all extensions, all Tax Returns (as defined below) required to be filed by it under applicable law. All such Tax Returns were and are true, complete and correct. No claim has been made within the past ten years by a Taxing Authority (as defined below) in a jurisdiction where the Company does not file Tax Returns to the effect that the Company is or may be subject to Taxation by that jurisdiction.

                   (b) Payment of Taxes. The Company has, within the time and in the manner prescribed by law, paid all Taxes (as defined below) that are due and payable from it.

                   (c) Tax Reserves. The accrual for Taxes on the Financial Statements is an amount at least equal to the sum of the Company's liability for Taxes (other than Taxes previously paid over to the appropriate Taxing Authority) for all Tax periods (and portions thereof) ending on or before the date of such financial statements plus its deferred Tax liability. Since the date of the most recent Financial Statements, the Company has not incurred any liability for Taxes other than in the Ordinary Course of Business.

                   (d) Tax Liens. There are no Tax liens upon the assets, properties or business of the Company except liens for Taxes not yet due or being contested in good faith through appropriate proceedings and for which adequate reserves have been established in the Financial Statements.

                   (e) Withholding Taxes. The Company has complied in all material respects with the provisions of the Code and all other applicable laws relating to information reporting and returns and the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Code Sections 1441 through 1464, 3401 through 3406, and 6041 through 6060, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld and paid over to the proper Taxing Authority all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                   (f) Waivers of Statute of Limitations. The Company has not executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

                   (g) Audit, Administrative and Court Proceedings. No audits or other proceedings by any Taxing Authority are presently pending, or, to the Knowledge (as defined below) of the Company, threatened, with regard to any Taxes or Tax Returns of the Company. No deficiency for taxes has been proposed, asserted or assessed against the Company with notice that has not been resolved and paid in full. To the Knowledge of the Company, no facts exist which would reasonably be likely to result in the assessment of any liability for Taxes against the Company.

                   (h) Tax Ruling. The Company has not received or requested a Tax Ruling (as defined below) or entered into a Closing Agreement (as defined below) with any Taxing Authority that would have a continuing adverse effect after the Closing Date. For purposes of this Agreement, "Tax Ruling" shall mean any written ruling of (or other written guidance from) a Taxing Authority relating to Taxes; and "Closing Agreement" shall mean a written and legally binding agreement with a Taxing Authority relating to Taxes.

                   (i) Availability of Tax Returns. Prior to the execution of this Agreement, the Company has made available to the Parent complete and accurate copies of (i) all Tax Returns for open years, and any amendments thereto, filed by or on behalf of the Company, (ii) all audit reports or written proposed adjustments (whether formal or informal) received from any Taxing Authority relating to any Tax Return filed by or on behalf of the Company and (iii) any Tax Ruling or request for a Tax Ruling applicable to the Company and Closing Agreements entered into by the Company.

                   (j) Tax Sharing Agreements. The Company is not a party to, is not bound by, and has no obligation under, any agreement relating to the allocation or sharing of Taxes and has no liability for the Taxes of any person other than the Company as a transferee, or successor or otherwise (including, without limitation, any liability under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law).

                   (k) Code Section 341(f). The Company has not filed (and will not file prior to the Closing) a consent pursuant to Code Section 341(f) and has not agreed to have Code Section 341(f)(2) apply to any disposition of a subsection (f) asset (as that term is defined in Code
Section 341(f)(4)) owned by Company.

                   (l) Code Section 168. No property of the Company is property that the Company or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Code Section 168(f)(8) (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Code Section 168(h).

                   (m) Code Section 481 Adjustments. The Company is not required to include in income for any Tax period ending after the date hereof any adjustment pursuant to Code Section 481(a) by reason of a voluntary change in accounting method of the Company, nor has the IRS (as defined below) proposed to the Company any such adjustment or change in accounting method.

                   (n) Acquisition Indebtedness. No indebtedness of the Company is "corporate acquisition indebtedness" within the meaning of Code
Section 279(b) or an "applicable high yield discount obligation" within the meaning of Code Section 163(i).

                   (o) Consolidated Tax Returns. The Company has never been a member of an affiliated group of corporations (within the meaning of Code
Section 1504(a)) filing consolidated Tax Returns.

                   (p) United States Real Property Holding Company. The Company has not been a United States real property holding company within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

                   (q) S Corporation. The Company is not and has never been an "S Corporation" within the meaning of Section 1361 of the Code.

                   (r) For purposes of this Agreement: (i) "Taxes" shall include any and all federal, state, county, local, foreign or other taxes, charges, imposts, rates, fees, levies or other assessments, including, without limitation, all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance, withholding or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and penalties on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any tax liability, (ii) "Taxing Authority" means any government authority or any subdivision, agency, court commission, instrumentality or official thereof or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection, imposition or administration of any Tax (including the Internal Revenue Service (the "IRS)), (iii) "Tax Return" includes any return, report, declaration, form, claim for refund, or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, (iv) an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter, such fact or other matter is reflected in one or more documents (including e-mails) in such individual's files or a prudent individual would be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the existence of such fact or other matter, and (v) a person (other than an individual), including the Company, will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is currently serving as a director or officer (or who serves in any similar capacity) has Knowledge of such fact or other matter.

               2.10 Assets.

                   (a) The Company has good and marketable title to or a leasehold interest in, all properties and assets (real, personal and mixed, tangible and intangible), wherever located, which are used in or necessary for the conduct of its business as presently conducted, including without limitation all of the properties and assets reflected in the Balance Sheet, other than any properties or assets not in excess of $100,000 in aggregate that have been disposed of in the Ordinary Course of Business. To the Knowledge of the Company, all properties and assets reflected in the Balance Sheet have a fair market or realizable value at least equal to the value thereof as reflected therein. All such owned properties and assets are held free and clear of all Security Interests other than (i) Security Interests the existence of which is reflected in the Balance Sheet, and
(ii) minor imperfections of title, if any, which, individually or in the aggregate, are not and are not reasonably likely to have a Material Adverse Effect and each of which has arisen only in the Ordinary Course of Business since the date of the Balance Sheet; and (iii) liens for current taxes not yet due. None of such properties or assets are pledged for interest rate swap, cap or floor contracts. The Company holds under valid and enforceable lease agreements all real and personal properties being held under capitalized leases and all real and personal property that is subject to operating leases and enjoys peaceful and undisturbed possession of such properties under such leases, and there exists no default or event which, with notice or lapse of time or both, would constitute a default under such leases, other than defaults which, individually or in the aggregate, have not had and would not reasonably be likely to have a Material Adverse Effect. The Company has not received any written notice of any adverse claim to the title to any properties owned by them or with respect to any lease under which any properties are held by them, other than any claims that, individually or in the aggregate, have not had and would not reasonably be likely to have a Material Adverse Effect.

                   (b) Except as disclosed on Section 2.10(b) of the Disclosure Schedule, to the knowledge of the Company, the buildings, plants, structures and equipment of the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures and equipment of the Company are sufficient for the continued conduct of the Companies' businesses after the Closing in the same manner as conducted prior to Closing.

               2.11 Owned Real Property. The Company does not own any real property and does not have any options or contractual obligations to purchase or acquire any real property.

               2.12 Intellectual Property.

                   (a) Section 2.12(a) of the Disclosure Schedule sets forth, for the Intellectual Property (as defined below) owned by the Company, a true and complete list of all United States and foreign (i) patents and patent applications; (ii) Trademark (as defined below) registrations (including Internet domain registrations), Trademark applications, and material unregistered Trademarks; (iii) copyright and mask work registrations, copyright and mask work applications, and material unregistered copyrights. Section 2.12(a) of the Disclosure Schedule lists all Software (as defined below) (other than readily available commercial software programs having an acquisition price of less than $50,000) which are owned, licensed, leased, by the Company, and identifies which such Software is owned, licensed, or leased, as the case may be.

                   (b) Section 2.12(b) of the Disclosure Schedule sets forth a true and complete list of all material agreements (whether oral or written, and whether between the Company and third parties or inter-corporate) to which the Company is a party or otherwise bound, (i) granting or obtaining any right to use or practice any rights under any Intellectual Property, other than licenses for readily available commercial Software programs having an acquisition price of less than $50,000, or (ii) restricting the Company's rights to use any Intellectual Property, including license agreements, development agreements, distribution agreements, settlement agreements, consent to use agreements, non-competition agreements, confidentiality agreements and covenants not to sue (collectively, the "License Agreements"). The License Agreements are valid and binding obligations of the Company and, to the Knowledge of the Company, of all other parties thereto, enforceable against the Company and, to the Knowledge of the Company, against all other parties thereto, in accordance with their terms, and there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice of lapse of time or both) a default by the Company or, to the Knowledge of the Company, any other party under any such License Agreement. The Company has not licensed or sublicensed its rights in any Intellectual Property other than pursuant to the License Agreements. No royalties, honoraria or other fees are payable by the Company to any third parties under any agreement or, to the Knowledge of the Company, otherwise, for the use of or right to use any Intellectual Property except pursuant to the License Agreements.

                   (c) Except as set forth on Section 2.12(c) of the Disclosure Schedule:

                       (i) The Company owns, or has a valid right to use,
               free and clear of all Security Interests, all of the Intellectual Property. The Company is listed in the records of the appropriate United States, state, or foreign registry as the sole current owner of record for each application and registration listed on Section 2.12(a) of the Disclosure Schedule.

                       (ii) The Intellectual Property owned by the Company
               and, to the Knowledge of the Company, any Intellectual Property used by the Company, is subsisting, in full force and effect, and has not been cancelled, expired, or abandoned, and is valid and enforceable.

                       (iii) There is no pending or, to the Knowledge of
               the Company, threatened claim, suit, arbitration or other adversarial proceeding before any Governmental Entity in any jurisdiction involving the Intellectual Property owned by the Company, or, to the Knowledge of the Company, the Intellectual Property licensed to the Company, alleging that the activities or the conduct of the Company's businesses infringe upon, violate or constitute the unauthorized use of the intellectual property rights of any third party or challenging the Company's ownership, use, validity, enforceability or registrability of any Intellectual Property. There are no settlements, forebearances to sue, consents, judgments, or orders or similar obligations other than the License Agreements which (i) restrict the Company's rights to use any Intellectual Property, (ii) restrict the Company's businesses in order to accommodate a third party's intellectual property rights or (iii) permit third parties to use any Intellectual Property owned or controlled by the Company.

                       (iv) The conduct of the Company's businesses as
               currently conducted or planned to be conducted does not infringe upon (either directly or indirectly such as through contributory infringement or inducement to infringe) any intellectual property rights owned or controlled by any third party. To the Knowledge of the Company, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned or used by the Company and no such claims, suits, arbitrations or other adversarial proceedings have been brought against any third party by the Company.

                       (v) The Company has taken all reasonable measures to
               protect the confidentiality of Trade Secrets (as defined below), including requiring its employees and other parties having access thereto to execute written non-disclosure agreements. To the Knowledge of the Company, no Trade Secret has been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement. To the Knowledge of the Company, no party to any non-disclosure agreement relating to its Trade Secrets is in breach or default thereof.

                       (vi) No current or former partner, director,
               officer, or employee of the Company (or any of its respective predecessors in interest) will, after giving effect to the transactions contemplated herein, own or retain any rights to use any of the Intellectual Property owned or used by the Company.

                       (vii) Except as disclosed in Section 2.12 (c)(vii)
               of the Disclosure Schedule, neither the Company nor any employee of the Company has any agreements or arrangements with any persons other than the Company related to confidential information or trade secrets of such persons or restricting the Company's or any such employee's ability to engage in business activities of any nature. To the Knowledge of the Company the activities of the Company's present employees on behalf of the Company do not violate any such agreements or arrangements.

                       (viii) The consummation of the transaction
               contemplated hereby will not result in the loss or impairment of the right of the Company to own or use any of the Intellectual Property, nor will it require the consent of any Governmental Entity or third party in respect of any such Intellectual Property.

                   (d) As used herein, "Intellectual Property" shall mean trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing (collectively, "Trademarks"); patents and industrial designs (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); copyrights (including any registrations and applications for any of the foregoing); Software; "mask works" (as defined under 17 USC ss. 901) and any registrations and applications for "mask works"; technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies (collectively, "Trade Secrets"); rights of publicity and privacy relating to the use of the names, likenesses, voices, signatures and biographical information of real persons; in each case used in or necessary for the conduct of the businesses of the Company as currently conducted or and as presently proposed to be conducted.

                   (e) As used herein, "Software" means any and all (a) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code or object code form, (b) databases and compilations, including any and all data and collections of data, and (c) all documentation, including user manuals and training materials, relating to any of the foregoing.

               2.13 Year 2000. To the Knowledge of the Company, all Software and systems used by the Company are Year 2000 Compliant. As used herein, "Year 2000 Compliant" and "Year 2000 Compliance" mean for all dates and times, including, without limitation, dates and times after December 31, 1999 and in the multi-century scenario, when used on a stand-alone system or in combination with other software or systems: (i) the application system functions and receives and processes dates and times correctly without abnormal results; (ii) all date related calculations are correct (including, without limitation, age calculations, duration calculations and scheduling calculations); (iii) all manipulations and comparisons of date-related data produce correct results for all valid date values within the scope of the application; (iv) there is no century ambiguity; (v) all reports and displays are sorted correctly; and (vi) leap years are accounted for and correctly identified (including, without limitation, that 2000 is recognized as a leap year

               2.14 Inventory. All of the inventories of the Company consist of a quality and quantity usable and saleable in the Ordinary Course of Business and are fit for the purposes for which they were procured or manufactured, except for items of obsolete materials and materials of below-standard quality, all of which items have been written-off or written-down on the Financial Statements to fair market value, or for which adequate reserves have been provided therein. All inventories not written-off have been priced at the lower of average cost or market. All work in process and finished goods inventory is free of any defect or other deficiency. The quantities of each type of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable and warranted in the present circumstances of the Company. All items included in the inventory of the Company are the property of the Company, free and clear of any Security Interests, have not been pledged as collateral, are not held by the Company on consignment from others and conform in all material respects to all standards applicable to such inventory or its use or sale imposed by any Governmental Entity.

               2.15 Real Property Leases. Section 2.15 of the Disclosure Schedule lists all written leases or subleases, and agreements to lease or sublease, and describes all oral leases or subleases, pursuant to which the Company leases or subleases or has agreed to lease or sublease any real property. With respect to each lease and sublease listed or described in
Section 2.15 of the Disclosure Schedule except as may be made applicable solely by the operation of applicable law as a result of the Merger:

                   (a) to the Knowledge of the Company, the lease or sublease is legal, valid, binding, enforceable against the Company and in full force and effect;

                   (b) the lease or sublease will not automatically terminate, nor will the other party thereto have the right to terminate it, as a result of the Merger, except if the lessor of the property leased by the Company at 3374 Gateway Boulevard, Freemont, California (the "Gateway Property") properly withholds its consent to the change of control of the Company effected by the Merger and thereupon exercises a right of termination under the lease for such property;

                   (c) neither the Company nor, to the Knowledge of the Company, the other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default by the Company or, to the Knowledge of the Company, the other party thereto or permit termination, modification, or acceleration thereunder by the other party thereto;

                   (d) there are no material oral agreements or forbearance programs in effect as to the lease or sublease and the Company has not received any notice of, nor has any Knowledge of, a dispute with another party to the lease or sublease which has not been resolved or waived;

                   (e) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold, except for the two subleases by the Company of the Gateway Property listed on Section 2.15(e) of the Disclosure Schedule;

                   (f) all facilities leased or subleased thereunder are supplied with access, utilities and other services necessary for the operation of such facilities and such operations are in conformity with any certificate of occupancy (or the equivalent thereof) issued for the property underlying the leases or subleases; and

                   (g) without having made any inquiry, the Company has no reason to believe that the owner of the facility leased or subleased does not have good title to the parcel of real property, subject to any Security Interest, easement, covenant or other restriction of record.

               2.16 Contracts.

                   (a) Section 2.16(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of all of the following bonds, mortgages, notes, indentures, contracts, agreements, instruments, commitments, licenses, or other binding arrangements, whether written or oral, to which the Company is a party or by which any of its assets, properties or securities are bound, together with all amendments and supplements thereto and all waivers or modifications of any terms thereof, and, if oral, an accurate and complete summary of the terms and conditions thereof (each, a "Contract"):

                       (i) any agreement or series of related agreements
               requiring aggregate payments by or to the Company of more than $100,000;

                       (ii) (A) all Contracts with current officers, other
               employees, consultants, agents, contractors, advisors or sales representatives (excluding any Employee Benefit Plan (as defined below)) providing for a commitment of employment or consultation services for a specified or unspecified term or otherwise relating to employment or the termination of employment, together with the name, position and rate of compensation of each person party to such a contract and the expiration date of each such contract; and (B) any written or unwritten representations, commitments, promises, communications or courses of conduct (excluding any Employee Benefit Plan and any such Contracts referred to in clause
               (A)), involving in the case of either clause (A) or clause
               (B) an obligation of the Company to make payments in any year to any person exceeding $100,000 or any group of persons exceeding $200,000 in the aggregate or involving severance or termination pay liabilities or obligations;

                       (iii) any agreement for the grant to any person of
               any options, rights of first refusal, or preferential or similar rights to purchase any assets, properties or securities of the Company;

                       (iv) all Contracts with any person containing any
               provision or covenant prohibiting or limiting the ability of the Company to engage in any business activity or compete in any geographic area or with any person, or prohibiting or limiting the ability of any person to compete with the Company or in any line of business with the Company;

                       (v) all partnership, joint venture, shareholders' or
               other similar Contracts with any person;

                       (vi) all Contracts relating to or evidencing
               indebtedness of the Company for borrowed money (including, without limitation, capitalized lease obligations, interest rate or currency swaps, hedges or straddles or similar transactions) to which the Company is a party or by which any of its assets or properties are bound, restricted or encumbered;

                       (vii) all Contracts relating to marketing and all
               Contracts (A) with distributors, dealers, manufacturer's representatives, sales agencies or franchisees for or of the Company or (B) pursuant to which the Company has agreed to act as a distributor, dealer, manufacturer's representative, sales agent or franchisee for or of another person, setting forth, where applicable, any termination fees or other penalties which may be assessed against the Company as a result of the termination of any such Contract;

                       (viii) all Contracts relating to (A) any past (if
               any of the terms thereof remain in effect) or future disposition or acquisition of any assets and properties by or to the Company other than dispositions or acquisitions in the Ordinary Course of Business or (B) any merger, consolidation or combination to which the Company is a party, any sale, dividend, split or other disposition of capital stock or other equity interests of the Company or any sale, dividend or other disposition of all or substantially all of the assets of the Company (collectively, a "Business Combination") involving the Company or to which the Company is a party;

                       (ix) all Contracts (excluding Employee Benefit Plans
               and Contracts described under Section 2.16(a)(ii)) between or among the Company, on the one hand, and any holder of securities of the Company, any past or present officer, director, Affiliate (as defined below) or associate of the Company or any Affiliate or associate of such holder, officer or director, on the other hand;

                       (x) all Contracts that (A) limit or contain
               restrictions on the ability of the Company to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, to incur indebtedness, to incur or suffer to exist any Security Interest, to purchase or sell any assets and properties or to change the lines of business in which it participates or engages or to engage in any Business Combination or (B) require the Company to maintain specified financial ratios or levels of net worth or other quantitative indicia of financial condition;

                       (xi) all customer Contracts (A) that would
               reasonably be likely to generate revenues for the Company in excess of $100,000 over the term of such Contract (assuming the exercise of all unexercised options to extend the term of such Contract), (B) that cannot be terminated or cancelled by the Company within twelve weeks after the giving of notice of termination without resulting in any cost or penalty to the Company; or (C) that entitle any customer to a rebate or right of set-off, to return any product after acceptance thereof or to delay the acceptance thereof, or which vary in any material respect from Company's standard form contracts, forms of which have been delivered to Parent;

                       (xii) any agreement obligating the Company to
               deliver maintenance services or future product enhancements;
               (xiii) all Contracts under which the Company has or has agreed to lease any personal property as lessee or lessor which involve annual lease payments exceeding $50,000;

                       (xiv) any agreement requiring the payment to any
               person of a brokerage or sales commission or a finder's or referral fee (other than arrangements to pay commissions or fees to employees in the Ordinary Course of Business);

                       (xv) all Contracts involving any obligation or
               liability of the Company (whether absolute, accrued, contingent or otherwise), as surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person;

                       (xvi) all other Contracts (other than any real
               property leases, Employee Benefit Plan and insurance policies listed in Section 2.18 of the Disclosure Schedule, customer Contracts not required to be disclosed pursuant to clause (xi) above and Contracts with vendors, suppliers or subcontractors entered into in the Ordinary Course of Business) that (A) involve the payment pursuant to the terms of any such Contract, by the Company of more than $100,000 annually or to the Company of more than $100,000 annually,
               (B) cannot be terminated by the Company within twelve weeks after giving notice of termination without resulting in any cost or penalty to the Company, (C) contain an escalation clause, or (D) require the Company to purchase all or substantially all of its requirements for a particular product or service from a supplier or to make periodic minimum purchases of a particular product or service from a supplier; and

                       (xvii) any other material Contract whether or not
               made in the Ordinary Course of Business.

                   (b) Each Contract required to be listed in Section 2.16(a) of the Disclosure Schedule (for purposes hereof, such Contracts, together with the Contracts relating to Intellectual Property listed in
Section 2.12 and the Contracts relating to Real Property Leases listed in
Section 2.15, are hereinafter collectively called, "Material Contracts") is in full force and effect and constitutes a legal, valid and binding agreement of the Company, and, to the Knowledge of the Company, of each other party thereto; and neither the Company nor, to the Knowledge of the Company, any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract) nor, to the Knowledge of the Company, is there any valid basis for any claim of default under or violation of or a right to terminate, any such Contract. True and complete copies of all Material Contracts have been delivered to the Parent.

                   (c) Section 2.16(c) of the Disclosure Schedule sets forth the backlog of the Company as of the date hereof to the extent specified therein.

               2.17 Bank Accounts and Powers of Attorney. Section 2.17 of the Disclosure Schedule identifies all bank and brokerage accounts of the Company, whether or not such accounts are held in the name of the Company, and lists the respective signatories therefor. There are no outstanding powers of attorney given by the Company, other than any included in the list of Material Contracts or contained in the provisions of Material Contracts.

               2.18 Insurance. Section 2.18 of the Disclosure Schedule contains an accurate and complete description of all material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by the Company. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of the Closing have been and will, prior to the Closing, be paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all material requirements of law and of all agreements to which the Company is a party; to the Knowledge of the Company are valid, outstanding and enforceable policies; provide adequate insurance coverage for the assets and operations of the Company; will remain in full force and effect through the respective dates set forth in Section 2.18 of the Disclosure Schedule without the payment of additional premiums; and will not in any way be affected by, or terminate or lapse by reason of, any of the transactions contemplated hereby. Section 2.18 of the Disclosure Schedule identifies all risks which the Company, the Company's Board or officers of the Company have designated as being self insured. The Company has not been refused any insurance with respect to its assets or operations, and its coverage has not been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

               2.19 Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any court, arbitrator, or governmental or other regulatory or administrative agency or commission pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its assets, properties or securities, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Company pursuant to this Agreement or in connection with any of the transactions contemplated hereby; nor to the Knowledge of the Company is there any valid basis for any such action, suit, inquiry, proceeding or investigation that would, if brought, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect. There is no outstanding directive, memorandum of understanding, order, injunction, decree, award, judgment of any court, arbitrator or governmental or other regulatory or administrative agency or commission against the Company or any of its assets, properties or securities.

               2.20 Employees. Section 2.20 of the Disclosure Schedule contains a true and complete list of all officers and directors of the Company and all employees of the Company whose annualized salary exceeds $100,000, along with the current position and salary of each such person, the number of shares of Company Stock owned beneficially or of record by such person and the family relationships, if any, among such persons.
Section 2.20 of the Disclosure Schedule contains an accurate summary of all group insurance programs in effect for directors, officers or employees of the Company. Each officer and employee has entered into a Confidential and Proprietary Information Agreement with the Company, a form of which has previously been provided to the Parent. As of the date hereof, no key employee or group of employees has informed the Company of their intention to terminate employment with the Company. The Company is not delinquent in payments to any of its employees or consultants for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them or amounts required to be reimbursed to such employees. Except pursuant to agreements listed in Section 2.20 of the Disclosure Schedule, true and complete copies of which have been delivered by the Company to the Parent, upon termination of the employment of any employees, neither the Company nor the Parent or the Surviving Corporation will be liable to any of such employees for severance pay or any other payments (other than accrued salary, vacation or sick pay in accordance with the Company's normal policies) as a result of any oral or written agreements made by the Company prior to the Closing. The Company is not a party to, or bound by, any collective bargaining or similar labor agreement, and the Company has not experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company has no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

               2.21 Employee Benefits.

                   (a) Section 2.21(a) of the Disclosure Schedule contains a true and complete list of, (i) each deferred compensation and each bonus or other incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; (ii) each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); (iii) each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); (iv) each employment, termination or severance agreement; and (v) each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA, or to which the Company or an ERISA Affiliate is party, whether written or oral, for the benefit of any employee or former employee of the Company (collectively, the "Employee Benefit Plans"). No Employee Benefit Plan is subject to Section 302 or Title IV of ERISA or Section 412 of the Code. Neither the Company nor any ERISA Affiliate has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Employee Benefit Plan that would affect any employee or former employee of the Company.

                   (b) With respect to each Employee Benefit Plan, the Company has heretofore delivered or made available to the Parent true and complete copies of each of the following documents: (i) a copy of the Employee Benefit Plan and any amendments thereto (or if the Employee Benefit Plan is not a written plan, a description thereof); (ii) a copy of the two most recent annual reports and actuarial reports, if required under ERISA; (iii) a copy of the most recent Summary Plan Description required under ERISA with respect thereto; (iv) if the Employee Benefit Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof; and (v) the most recent determination letter received from the IRS with respect to each Employee Benefit Plan intended to qualify under
Section 401 of the Code.

                   (c) No liability under Title IV or Section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability, other than liability for premiums due to the Pension Benefit Guaranty Corporation (which premiums have been paid when due).

                   (d) All contributions required to be made with respect to any Employee Benefit Plan on or prior to the Effective Time have been timely made or are reflected on the Company's balance sheet.

                   (e) Neither the Company nor any Employee Benefit Plan or trust created thereunder has engaged in a transaction in connection with which the Company or any Employee Benefit Plan could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code.

                   (f) Each Employee Benefit Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code. There are no pending, threatened or anticipated claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Employee Benefit Plan, or otherwise involving any such Employee Benefit Plan (other than routine claims for benefits).

                   (g) Each Employee Benefit Plan intended to be "qualified" within the meaning of Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code: (i) has either obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its tax-qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation.

                   (h) No Employee Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary). No condition exists that would prevent the Company from amending or terminating any Employee Benefit Plan providing health or medical benefits in respect of any active employee of the Company.

                   (i) No amounts payable under the Employee Benefit Plans will fail to be deductible for U.S. federal income tax purposes by virtue of Section 162(a)(1), Section 162(m) or Section 280G of the Code.

                   (j) Except pursuant to agreements listed in Section 2.21(j) of the Disclosure Schedule, true and complete copies of which have been delivered by the Company to the Parent, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

               2.22 Environmental Matters.

                   (a) The Company is in compliance with all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata, and natural resources (together "Environmental Laws" and including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic or hazardous substances or wastes, petroleum and petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, lead or lead-based paints or materials, or radon ("Materials of Environmental Concern")), or otherwise relating to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern, or the preservation of the environment or mitigation of adverse effects thereon and each law and regulation with regard to record keeping, notification, disclosure, and reporting requirements respecting Materials of Environmental Concern. Such compliance includes, but is not limited to, the possession by the Company of all Permits (as defined herein) required under all applicable Environmental Laws, and compliance with the terms and conditions thereof. All Permits currently held by the Company pursuant to the Environmental Laws are identified in Section 2.22(a) of the Disclosure Schedule.

                   (b) The Company has not received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company is not in full compliance with any Environmental Laws. The Company has provided or made available to Parent for review and copying all information that is in the possession or control of the Company regarding environmental matters pertaining to, or the environmental condition of, the business, assets or properties owned, leased or operated by the Company, or the compliance (or noncompliance) by the Company with any Environmental Laws.

                   (c) There is no claim, action, cause of action, investigation or notice (written or oral) (together, "Environmental Claim") that has been brought, or, to the Knowledge of the Company, threatened by any person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (i) the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company, or to the Knowledge of the Company at any location where Materials of Environmental Concern have been stored or disposed of by the Company or by a contractor for the Company, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law, in either case against the Company or against any person whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law.

                   (d) To the Knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents concerning any Material of Environmental Concern, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, with respect to any property owned, leased or operated by the Company that have not been disclosed to the Parent by the Company.

                   (e) Without in any way limiting the generality of the foregoing, (i) all locations where the Company has stored, disposed or arranged for the disposal of Materials of Environmental Concern at properties owned, leased or operated by the Company are identified in
Section 2.22(e) of the Disclosure Schedule, (ii) all contractors with whom the Company has contracted for the transportation, storage or disposal of Materials of Environmental Concern are identified in Section 2.22(e) of the Disclosure Schedule, (iii) all underground storage tanks, and the capacity and contents of such tanks, located on any property owned, leased or operated by the Company are identified in Section 2.22(e) of the Disclosure Schedule, (iv) except as set forth in Section 2.22(e) of the Disclosure Schedule, to the Knowledge of the Company, there is no asbestos contained in or forming part of any building, building component, structure or office space owned, leased or operated by the Company, and (v) except as set forth in Section 2.22(e) of the Disclosure Schedule, no PCBs or PCB-containing items are used or stored at any property owned, leased or operated by the Company.

                   (f) The Company has provided or made available to Parent for review and copying all assessments, reports, data, results of investigations or audits, and other information that is in the possession or control of the Company regarding environmental matters pertaining to, or the environmental condition of, the businesses of the Company, or the compliance (or noncompliance) by the Company with any Environmental Laws.

                   (g) The Company has not received any order or other notice from any Governmental Entity requiring the Company (i) to perform any site assessment for Materials of Environmental Concern, (ii) to remove or remediate any of Materials of Environmental Concern, or (iii) to record or deliver to other persons any disclosure document or statement pertaining to environmental matters by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any transactions contemplated hereby.

               2.23 Compliance.

                   (a) The Company and the conduct and operations of its businesses, are in compliance with each law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, which (a) affects or relates to this Agreement or the transactions contemplated hereby or (b) is applicable to the Company or its businesses, properties, assets or securities, or to the products and services sold by it, except for violations which, individually or together with other violations, have not had and would not reasonably be likely to have a Material Adverse Effect.

                   (b) (i) No investigation or review by any Governmental Entity with respect to the Company is pending or, to the Knowledge of the Company, threatened and (ii) no Governmental Entity has, to the Knowledge of the Company, indicated an intention to conduct the same.

                   (c) The businesses of the Company are being and have been conducted in compliance in all material respects with the Restated Articles of Incorporation and the Amended By-Laws, and, to the Knowledge of the Company there is no condition or state of facts which could give rise to a violation thereof or liability or default thereunder which, individually or together with other conditions or facts would reasonably be likely to have a Material Adverse Effect.

               2.24 Permits. Section 2.24 of the Disclosure Schedule sets forth a true and complete list of all franchises, permits, licenses, registrations, certificates, orders, approvals, authorizations or other rights and privileges of or from any Governmental Entity ("Permits"), (including without limitation those relating to the occupancy or use of real property) issued to or held by the Company that are used in the business of the Company as presently conducted and as currently proposed to be conducted, and all pending applications for any such Permits, setting forth the grantor, the grantee, the function and the expiration and renewal date of each. The Company has provided the Parent with true and complete copies of all such Permits. Each such Permit is in full force and effect, except for failures to be in full force and effect which, individually or together with other such failures, have not had and would not reasonably be likely to have a Material Adverse Effect. The businesses of the Company have been and are being conducted in compliance in all material respects with all such Permits. To the Knowledge of the Company, there is no condition or state of facts which could give rise to a violation thereof which, individually or together with other violations of Permits, would reasonably be likely to have a Material Adverse Effect, no suspension or cancellation of such Permit is threatened, and, the Company is not aware of any basis for believing that such Permit may not be renewable upon expiration or may be revoked, terminated, suspended, restricted or otherwise materially impaired. Each such Permit will be in full force and effect immediately following the Closing and will not expire or terminate as a result of the Merger, except for failures to be in full force and effect which, individually or together with other such failures, would not reasonably be likely to have a Material Adverse Effect.

               2.25 Certain Business Relationships With Affiliates. The persons set forth on Schedule I hereto are the only Affiliates of the Company. Except as described in Section 2.25 of the Disclosure Schedule, to the Knowledge of the Company, no Affiliate, officer or director of the Company (i) owns any property or right, tangible or intangible, which is used in the business of the Company, (ii) has any claim or cause of action against the Company, (iii) owes any money to the Company, or (iv) owns an interest, other than as a holder of less than 1% of a class of securities of a publicly traded company, in any competitor, supplier or customer of the Company.

               2.26 Broker's Fees. The Company has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

               2.27 Books and Records. The books of account, minute books and other similar records of the Company are true and complete in all material respects and have been maintained in accordance with sound business practice. The Company has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and the dispositions of its assets. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP, and
(ii) to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The stock ledgers of the Company, true and complete copies of which have been delivered to Parent, are complete and correct. The minute books of the Company, true and complete copies of which have been delivered to the Parent, contain true and complete records of all meetings held of, and corporate action taken by, the Company's shareholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. No meeting of any such shareholders, Board of Directors or committee has been held for which minutes have been prepared and are not contained in such minute books. At the Closing the Company will have possession of all of its books and records, except to the extent that its books and records are in the possession of its representatives.

               2.28 Pooling; Tax Matters. Neither the Company nor any Affiliate, director, officer, employee or agent of the Company has taken or agreed to take any action or failed to take any action that would prevent the Merger (i) from being treated for financial accounting purposes as a "pooling of interests" in accordance with GAAP and the rules, regulations and interpretations of the SEC or (ii) from constituting a reorganization within the meaning of Section 368(a) of the Code. All of the written factual statements and representations made by holders of Company Stock, the Company, any Company Affiliates, and any of their respective Affiliates, to KPMG LLP or Chen & Fan in connection with the rendering by such accounting firms of their respective letters referred to in Sections 5.2(k) and (l), respectively, are true, complete and correct, and do not omit to state a material fact required to make any such statement or representation not misleading.

               2.29 Company Action. The Company Board, at a meeting duly called and held, by the unanimous vote of all directors present, or by unanimous written consent, in each case in accordance with the CGCL, (i) determined that the Merger and the transactions contemplated by this Agreement are advisable and in the best interests of the Company and its shareholders and are on terms that are fair to such shareholders, (ii) approved this Agreement, the Merger and the transactions contemplated hereby in accordance with the provisions of the CGCL, (iii) directed that this Agreement and the Merger be submitted to the shareholders of the Company for their approval and (iv) resolved to recommend that shareholders of the Company vote in favor of the adoption and approval of this Agreement and the Merger.

               2.30 Information in Certain Documents. None of the information supplied by the Company for inclusion or incorporation by reference in, or otherwise provided by or on behalf of the Company to its shareholders in connection with (a) the application for a permit to issue securities to be filed with the Commissioner of Corporations of the State of California (the "Commissioner") pursuant to Section 25142 of the CSL in connection with the issuance of Parent Common Stock pursuant to the transactions contemplated hereby (such application and the disclosure documents relating thereto being herein collectively referred to as the "Permit Application") will, at the time the Permit Application is filed with the Commissioner and at the time the Fairness Hearing is held (as such application may be supplemented or amended as of such time), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (b) if applicable, the registration statement on Form S-4 to be filed with the SEC in connection with the issuance of Parent Common Stock pursuant to Article 6 of this Agreement and the transactions contemplated hereby (the "S-4") will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act (as the S-4 may be supplemented or amended as of such time), contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (c) any materials provided to any shareholders of the Company relating to (i) any meeting of shareholders of the Company to be held in connection with the Merger or (ii) any written consent of shareholders of the Company in connection with the Merger (the "Company Consent Solicitation Statement"), will, at the time it is so mailed or otherwise delivered to shareholders, at the time of any meeting of shareholders to be held in connection with the Merger and at the date any written consent of shareholders of the Company concerning this Agreement, the Merger or the transactions contemplated hereby is effective (as such information may be supplemented or amended as of such time), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made therein based on information supplied in writing by the Parent for inclusion or incorporation by reference therein. The Permit Application and the Company Consent Solicitation Statement will comply in all material respects with the provisions of the CSL and all other applicable law (as the case may be), and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made therein based on information supplied in writing by the Parent for inclusion or incorporation by reference therein.

               2.31 Absence of Certain Changes. Since the date of the Balance Sheet, (a) the Company has not conducted its business and operations other than in the Ordinary Course of Business, (b) the Company has not taken any actions that, if this Agreement had been in effect, would have violated or been inconsistent with the provisions of Article 4 hereof,
(c) there has not been any fact, event, circumstance or change affecting or relating to the Company which, individually or together with other events, has had or would reasonably be likely to have a Material Adverse Effect, and (d) the assets of the Company have not been affected in any way as a result of flood, fire, explosion or other casualty (whether or not covered by insurance). The transactions contemplated by this Agreement will not constitute a change of control under or require the consent from or the giving of notice to a third party pursuant to the terms, conditions or provisions of any Contract to which the Company is a party or by which its assets, properties or securities are bound. To the Knowledge of the Company, there are no presently existing facts, circumstances or events which would reasonably be likely to cause it to suffer any Material Adverse Effect.

               2.32 Certain Business Practices. Neither the Company nor, to the Knowledge of the Company, any director, officer, employee or agent of the Company has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments related to a political activity,
(ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction or made any payment or entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or
(iv) made any other unlawful payment.

               2.33 Agreements with Holders of Company Stock. No person has any preemptive right or right of first refusal in the exchange of shares of Company Stock for shares of Parent Company Stock or the exchange of capital stock of the Transitory Subsidiary for shares of the capital stock of the Surviving Company pursuant to the Merger, under, and such the shares of Parent Company Stock issued in the Merger will not be "Registrable Securities" or "New Securities" for the purposes of, any agreements or instruments between or among the Company and any shareholders of the Company or agreements with respect to the Company among any shareholders of the Company, including without limitation the Common Stock Purchase Agreement entered into as of February 18, 1997, the Series A Preferred Stock Purchase Agreement entered into as of January 31, 1997, as amended, the Series B Preferred Stock Purchase Agreement entered into as of October 29, 1999, and the four Common Stock Transfer Agreements entered into as of October 31, 1997, and such shareholders have no registration rights, pre-emptive rights or rights of first refusal with respect to such Parent Company Stock thereunder.

               2.34 Disclosure. The Company has not failed to disclose to the Parent any facts within the Knowledge of the Company which are material to the business, results of operations, assets, liabilities, condition (financial or other) or prospects of the Company, taken as a whole. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to the Parent pursuant to any provision of this Agreement or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances in which they were made, not misleading.

                                 ARTICLE 3

                REPRESENTATIONS AND WARRANTIES OF THE PARENT

               The Parent represents and warrants to the Company that:

               3.1 Organization. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Transitory Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and all of the outstanding capital stock of Transitory Subsidiary is owned by Parent. Each of the Parent and the Transitory Subsidiary is duly qualified to conduct business and is in corporate good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification, except where the failure to so qualify would not (a) have a material adverse effect on the assets, properties, business, financial condition or results of operation of the Parent and the Subsidiaries of the Parent, taken together as a whole, or (b) prevent or impair in any material respect the ability of the Parent and the Transitory Subsidiary to perform their respective obligations hereunder or to consummate the transactions contemplated by this Agreement. Each of the Parent and the Transitory Subsidiary has all requisite corporate power and authority to carry on its businesses as they are now being conducted and to own, lease and use the properties owned, leased and used by it.

               3.2 Capitalization. The authorized capital stock of the Parent consists of: (i) 30,000,000 shares of Parent Common Stock, $0.25 par value per share of which 19,887,482 shares were issued and outstanding as of January 30, 2000. All of the issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable. All of the Merger Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid and nonassessable.

               3.3 Authority. Each of the Parent and the Transitory Subsidiary has all requisite corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it, to perform their respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Parent and the Transitory Subsidiary of this Agreement and each instrument required hereby to be executed and delivered by it, the performance by the Parent and the Transitory Subsidiary of their respective obligations hereunder and thereunder and the consummation by the Parent and the Transitory Subsidiary of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Parent and the Transitory Subsidiary and no other corporate proceedings on the part of the Parent or the Transitory Subsidiary are required to authorize this Agreement or any of the instruments required hereby or for the Parent and the Transitory Subsidiary to consummate the transactions contemplated hereby or thereby. No approval by any shareholders of Parent of this Agreement or any of the transactions contemplated hereby is required to be obtained for the Parent to enter into and perform its obligations under this Agreement or the Aries Merger Agreement or to cause the Transitory Subsidiary to do the same. This Agreement has been, and, upon execution thereof by the Parent and the Transitory Subsidiary, each instrument required hereby to be executed and delivered by the Parent or the Transitory Subsidiary, will be, duly and validly executed and delivered by the Parent and the Transitory Subsidiary and, assuming the due and valid authorization, execution and delivery by the other parties thereto, constitute, or in the case of each such instrument will constitute, a valid and binding obligation of the Parent and the Transitory Subsidiary enforceable against them in accordance with their respective terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               3.4 Noncontravention. Subject to any required compliance with the applicable provisions of the HSR Act, the Securities Act and any applicable state securities or blue sky laws, the Fairness Hearing and the filing of the Aries Merger Agreement as required by the CGCL and the filing of a Certificate of Merger as required by the DGCL, neither the execution and delivery by the Parent or the Transitory Subsidiary of this Agreement or any instrument required hereby to be executed and delivered by it, the consummation by the Parent and the Transitory Subsidiary of the transactions contemplated hereby or thereby, or the compliance by the Parent and the Transitory Subsidiary with any of the provisions hereof or thereof, will: (a) conflict with or violate any provision of the charter documents or by-laws of the Parent and the Transitory Subsidiary; (b) require on the part of the Parent and the Transitory Subsidiary any notice or filing with, or any permit, authorization, consent, order, approval or other authorization of, or exemption by, any Governmental Entity; (c) conflict with, result in a violation or breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, give rise to any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement, mortgage, Security Interest, instrument or other arrangement to which the Parent or Transitory Subsidiary is a party or by which either is bound or to which any of their assets are subject; (d) violate or breach the terms of or cause a default under any order, writ, injunction, decree, judgement, permit, license, approval, authorization, law, statute, ordinance, rule or regulation or code or any requirements, directories, consents and obligations of or imposed by any Governmental Entity applicable to (i) the Parent or the Transitory Subsidiary or (ii) any properties or assets of the Parent or the Transitory Subsidiary; or (e) with the passage of time, the giving of notice or the taking of action by another person, have any of the effects described in clause (a) through (d) of this Section 3.4.

               3.5 Reports and Financial Statements. The Parent has previously furnished to the Company true and complete copies, as amended or supplemented, (i) of its Annual Report on Form 10-K for the fiscal year ended March 28, 1999, as filed with the SEC, (ii) its Proxy Statement relating to its Annual Meeting of Shareholders held on September 13, 1999 and (iii) all other reports or registration statements, other than Registration Statements on Form S-8, filed by the Parent with the SEC since March 28, 1999 (such reports, registration statements and other filings, together with any amendments or supplements thereto, are collectively referred to herein as the "Parent Reports"). As of their respective dates, the Parent Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Parent included in the Parent Reports have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) and fairly present the consolidated financial condition, results of operations and cash flows of the Parent as of the respective dates thereof and for the periods referred to therein, except that the unaudited interim financial statements were or are not subject to normal recurring year-end adjustments.

               3.6 Broker's Fees. Except in respect of their financial advisor, Adams, Harkness & Hill, Inc., neither the Parent nor the
Transitory Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

               3.7 Information in Certain Documents. None of the information supplied by or on behalf of the Parent for inclusion or incorporation by reference in, or otherwise provided by Parent to stockholders of the Company in connection with (a) the Permit Application will, at the time the Permit Application is filed with the Commissioner and at the time the Fairness Hearing is held (as such application may be supplemented or amended as of such time), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (b) if applicable, the S-4 will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act (as the S-4 may be supplemented or amended as of such time), contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein not misleading or (c) any materials prepared for and provided by the Parent to any shareholders of the Company in connection with (i) any meeting of shareholders of the Company to be held in connection with the Merger or (ii) any written consent of shareholders of the Company in connection with the Merger (a "Parent Disclosure Document") will, at the time it is so mailed or otherwise delivered to shareholders of the Company, at the time of any meeting of shareholders to be held in connection with the Merger and at the date any written consent of shareholders of the Company concerning this Agreement, the Merger or the transactions contemplated hereby is effective (as such information may be supplemented or amended as of such time), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Parent with respect to statements made therein based on information supplied by the Company for inclusion or incorporation by reference therein. The Permit Application and, if applicable, the S-4 and any Parent Disclosure Document will comply in all material respects with the provisions of the CSL and the Securities Act (as the case may be), and the rules and regulations thereunder, except that no representation is made by the Parent with respect to statements made therein based on information supplied by the Company for inclusion or incorporation by reference therein.

               3.8 No Material Adverse Change. Since the date of the balance sheet included in the Parent's most recently filed report on Form 10Q or 10K to the date of this Agreement, there has not occurred any material adverse change in the financial condition, liabilities, assets or business of the Parent and its Subsidiaries, taken as a whole.

                                 ARTICLE 4

                                 COVENANTS

               4.1 Interim Operations of the Company. The Company covenants and agrees that prior to the Effective Time, except (i) as expressly contemplated by this Agreement, (ii) as set forth in Section 4.1 of the Disclosure Schedule, or (iii) as agreed in writing by Parent, after the date hereof:

                   (a) the business of the Company shall be conducted only in the Ordinary Course or Business and substantially in the same manner as heretofore conducted and in compliance with all applicable laws and regulations, and the Company shall use its reasonable best efforts to preserve its business organization intact to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time, keep available the services of its current officers and employees and, in light of the fact that the Company has heretofore operated as an open foundry and in light of the covenants contained in Subsections 4.1(b) and (c), maintain its existing relations with franchisees, customers, suppliers, creditors, business partners and others having business dealings with it;

                   (b) the Company (i) shall maintain available and uncommitted capacity at its operations in an amount sufficient to support the forecasted demand of the Parent as set forth in Section 4.1(b) of the Disclosure Schedule and (ii) use its reasonable best efforts to maintain appropriate engineering resources and personnel to support the ongoing production of metal semi-conductor field effect transistor (MESFET) switches, pseudomorphic high electron mobility transistor (PHEMT) for switches and MESFET for PA transfer and to support AIGaP and InGaP heterojunction bipolar transistor (HBT) engineering and development;

                   (c) the Company shall not enter into any commitment of its capacity to customers other than the Parent that cannot be terminated or cancelled by the Company within twelve weeks after the giving of notice of such termination without resulting in any material cost or penalty to the Company;

                   (d) the Company shall not: (i) amend its certificate of incorporation or by-laws or similar organizational documents, (ii) issue, sell, transfer, pledge, dispose of or encumber any shares of any class or series of its capital stock or Voting Debt, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its capital stock or any Voting Debt, other than (A) issue shares of common stock upon the exercise of Options or Warrants outstanding on the date hereof (to the extent then exercisable) and (B) during the period from the date of this agreement to and including the date that is four business days prior to the Effective Time, grant Options to purchase up to 50,000 shares of Company Common Stock per month to newly hired employees of the Company, who are not also officers, directors or Affiliates of the Company; provided, that, (x) each such grant of Options is made in the Ordinary Course of Business under Plans in existence on the date hereof pursuant to Option agreements that are in a form substantially similar to the forms under which Options outstanding on the date hereof were issued to employees, (y) the exercise price of each Option so granted is the then fair market value for the Company Common Stock, and (z) no such grant adversely affects the qualification of the Merger for "pooling of interests" accounting, (iii) amend any of the terms, or accelerate or change the period of exercisability, of any Options; (iv) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to any shares of any class or series of its capital stock; (v) split, combine or reclassify any shares of any class or series of its stock; or (vi) redeem, purchase or otherwise acquire directly or indirectly any shares of any class or series of its capital stock, or any instrument or security which consists of or includes a right to acquire such shares;

                   (e) the Company shall not take (or permit any of its Affiliates over which it has control to take) any action that would adversely affect the qualification of the Merger for "pooling of interests" accounting treatment and the Company shall use its reasonable best efforts so that each other of its Affiliates does not take or permit to be taken any action that would adversely affect the qualification of the Merger for "pooling of interests" accounting treatment;

                   (f) the Company shall not (i) incur or modify any indebtedness or other liability, other than in the Ordinary Course of Business; or (ii) enter into, modify, amend or terminate, or take or omit to take any action that would constitute a violation of or default under, any Material Contract or waive, release or assign any material rights or claims, except in the Ordinary Course of Business and in any event not in excess of $100,000;

                   (g) the Company shall not: (i) incur or assume any long-term debt, or except in the Ordinary Course of Business and in any event not in excess of $100,000, incur or assume any short-term indebtedness in amounts not consistent with past practice; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; (iii) make any loans, advances or capital contributions to, or investments in, any other person; or (iv) enter into any material commitment or transaction (including, but not limited to, any capital expenditure or purchase, sale or lease of assets or real estate) other than in the Ordinary Course of Business and which would not, individually or in the aggregate, have or reasonably be likely to have a Material Adverse Effect;

                   (h) the Company shall not (i) amend its lease of the property located at 1230 Bordeaux Drive in Sunnyvale, California, or (ii) transfer, lease, license, sell, mortgage, pledge, dispose of, encumber or otherwise dispose of any assets or subject any such assets to any Security Interest other than in the Ordinary Course of Business;

                   (i) the Company shall not amend any of the employment agreements included in Exhibit I and, except as otherwise specifically provided in this Agreement, the Company shall not make any change in the compensation payable or to become payable to any of its officers, directors, employees, agents or consultants (other than normal recurring increases in wages or normal recurring performance-based compensation, in each case made in the Ordinary Course of Business to employees who are not officers or directors or Affiliates) or to persons providing management services, or enter into or amend any employment, severance, consulting, termination or other agreement or Employee Benefit Plan or make any loans to any of its officers, directors, employees, Affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such persons pursuant to an employee benefit plan or otherwise;

                   (j) except as otherwise specifically contemplated by this Agreement, the Company shall not (i) pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing Employee Benefit Plan, agreement or arrangement to any officer, director, employee or Affiliate or pay or agree to pay or make any accrual or arrangement for payment to any officers, directors, employees or Affiliates of the Company of any amount relating to unused vacation days, except payments and accruals made in the Ordinary Course of Business; (ii) adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any director, officer, employee, agent or consultant, whether past or present; or (iii) amend in any material respect any such existing plan, agreement or arrangement in a manner inconsistent with the foregoing;

                   (k) the Company shall not permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to Parent, except policies providing coverage for losses not in excess of $50,000 ;

                   (l) the Company shall not enter into any Contract or transaction relating to the purchase or sale of assets other than in the Ordinary Course of Business;

                   (m) the Company shall not pay, repurchase, discharge or satisfy any of its claims, liabilities, Security Interests or other obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the Ordinary Course of Business, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company;

                   (n) the Company shall not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company (other than the Merger);

                   (o) the Company shall not sell, assign, transfer, license, or modify or amend any rights to any Intellectual Property;

                   (p) the Company shall not initiate any litigation or arbitration proceeding or settle any litigation or arbitration proceeding, other than in the Ordinary Course of Business; and

                   (q) the Company shall not enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

               4.2 Reasonable Best Efforts.

                   (a) Prior to the Closing, upon the terms and subject to the conditions hereof, each of the Parties shall use all their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable (subject to applicable law) to consummate and make effective the transactions contemplated by this Agreement as promptly as possible, including, but not limited to (i) the preparation and filing of all forms, registrations and notices required to consummate the transactions contemplated by this Agreement and the taking of all such actions as are necessary to obtain any requisite waiver, consent, permit, authorization, qualification, order or approval of, or any exemption by, any Governmental Entity or other third party, required to be obtained or made by the Company, the Parent or the Transitory Subsidiary in connection with the transactions contemplated hereby, including, without limitation, making the Permit Application and all filings, applications and submissions under the CSL or the CGCL as may be reasonably required to be made in connection with this Agreement and the transactions contemplated hereby (any of the foregoing waivers, consents, permits, authorizations, qualifications, orders, approvals or exemptions, an "Approval") and (ii) the satisfaction of the other Parties' conditions to Closing. In addition, no Party hereto shall take any action after the date hereof that would reasonably be likely to materially delay the obtaining of, or result in not obtaining, any Approval from any Governmental Entity or other third party necessary to be obtained prior to Closing or any letter that is required to be obtained from any third party prior to Closing. Notwithstanding anything to the contrary contained herein, neither the Parent nor the Company shall be required to agree, as a condition to any Approval, to divest itself or hold separate any Subsidiary, division or business unit and the Company shall not be entitled to divest or hold separate or otherwise take or commit to take any action that limits Parent's or Transitory Subsidiary's freedom of action with respect of, or their ability to retain, the Company or any material portions thereof or any of the businesses, product lines, properties or assets of the Company, without Parent's prior written consent.

                   (b) Prior to the Closing, each Party shall promptly consult with the other Parties hereto with respect to, provide any necessary information with respect to, and provide the other Parties (or their respective counsel) with copies of, all filings made by such Party with any Governmental Entity or any other information supplied by such Party to a Governmental Entity in connection with this Agreement and the transactions contemplated hereby. Each Party hereto shall promptly inform the other of any communication from any Governmental Entity regarding any of the transactions contemplated hereby. If any Party hereto or Affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to any of the transactions contemplated hereby, then such Party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other Parties, an appropriate response in compliance with such request. To the extent that transfers, amendments or modifications of Permits (including environmental Permits) are required as a result of the execution of this Agreement or consummation of the transactions contemplated hereby, the Company shall use its reasonable best efforts to effect such transfers, amendments or modifications.

                   (c) The Company and Parent shall (and if applicable the Company shall cause its officers and directors, and to the extent under the control of the Company, its shareholders and Affiliates to, and the Company shall use its reasonable best efforts so that its other shareholders and Affiliates) file as soon as practicable notifications under the HSR Act and respond as promptly as practicable to any inquiries received from the Federal Trade Commission or the Antitrust Division of the Department of Justice for additional information or documentation and respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters. Concurrently with the filing of notifications under the HSR Act, the Company and Parent shall each request early termination of the HSR Act waiting period.

                   (d) Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require Parent, Transitory Subsidiary or the Company to commence any litigation against any person in order to facilitate the consummation of any of the transactions contemplated hereby or to defend against any litigation brought by any Governmental Entity seeking to prevent the consummation of any of the transactions contemplated hereby.

                   (e) No Party shall take, or agree to commit to take, any action that results, or would reasonably be likely to result, in any of the conditions to the Merger set forth in Article 5 not being satisfied, or would make any representation or warranty of such Party contained herein inaccurate in any respect at, or as of any time prior to, the Effective Time, or that would materially impair the ability of such Party to consummate the Merger in accordance with the terms hereof or materially delay such consummation.

               4.3 Shareholder Approval. The Company, acting through the Company Board, shall as soon as practicable after the date of this Agreement (i) except as otherwise requested by the Parent, promptly and duly mail to the holders of Company Stock the notice of the Fairness Hearing required to be mailed to shareholders under CSL, (ii) promptly prepare the Company Consent Solicitation Statement in accordance with applicable federal and state law and include therein the recommendation of the Company Board that shareholders of the Company vote in favor of the Merger and the adoption of this Agreement, (iii) promptly and duly, as soon as practicable following the earlier of (A) the date upon which the S-4 becomes effective or (B) the issuance by the Commissioner of the CSL Permit (as defined below), or such other time as the Parent and the Company mutually agree, cause the Company Consent Solicitation Statement and, in the case of the issuance by the Commissioner of the CSL Permit, a Parent Disclosure Document prepared or approved by the Parent, to be mailed or otherwise delivered to the Company's shareholders and take such other action as is necessary in accordance with CGCL, the DGCL, the Restated Articles of Incorporation and the Amended By-laws to cause the Company's shareholders to consider and act upon this Agreement and the Merger, including without limitation, setting a record date for shareholders entitled to consent in writing to this Agreement and the Merger and soliciting the written consent of the shareholders of the Company, (iv) use its reasonable best efforts to obtain adoption and approval by the shareholders of the Company of the Merger, and (v) unless this Agreement, the Merger and the other transactions and agreements contemplated hereby are adopted and approved by a unanimous written consent of all holders of capital stock of the Company, promptly after the approval of the Merger by the Company's shareholders, mail to the Company's shareholders notice of such approval in accordance with the CGCL (including without limitation
Section 603 of Chapter 6 and Section 1301 of Chapter 13 thereof), the Restated Articles of Incorporation and Amended By-Laws (the "Approval Notice"). The Company agrees that the Company Consent Solicitation Statement and all other materials to be provided to the shareholders of the Company in connection with obtaining approval and adoption of this Agreement, the Merger and the transactions contemplated hereby, including the notice of the Fairness Hearing and the Parent Disclosure Document, shall be subject to the prior review of and approval by the Parent and its counsel. The Company shall promptly notify the Parent upon obtaining the Requisite Shareholder Approval.

               4.4 Full Access; Information. Prior to the Effective Time, the Company shall afford to the officers, employees, accountants, counsel, financing sources and other representatives of Parent, full access to all the Company's properties, books, contracts, commitments and records and to all employees, financial advisors, legal advisors and accountants of the Company and, during such period, the Company shall furnish promptly to the Parent (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities or blue sky laws or the CGCL and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. Access shall include the right to conduct at its cost such environmental studies as Parent, in its discretion, shall deem appropriate. Unless otherwise required by law or in order to comply with disclosure requirements applicable to the Company Consent Solicitation Statement, Parent Disclosure Document, Permit Application, or S-4, each Party agrees to hold in confidence all material non-public information so acquired in accordance with the confidentiality terms of the Non-Disclosure and Lock-up Agreement dated December 17, 1999 between the Parent and the Company (the "Non-Disclosure Agreement").

               4.5 Exercise of Warrants. Not less than twenty (20) days prior to the Effective Date, the Company shall give the holders of Warrants notice of the transactions contemplated hereby and request that such holders exercise their Warrants in full prior to the Effective Time in accordance with the terms thereof.

               4.6 Notification of Certain Matters. Each Party shall promptly deliver to the other Party written notice of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty of such Party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of such Party, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4.6 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice. Without limiting the generality of the foregoing, the Company shall update the shareholder information set forth in Section 2.2 of the Disclosure Schedule promptly upon any change in such information (such as due to an Option or Warrant exercise).

               4.7 No Other Negotiations.

                   (a) The Company shall not (and the Company shall (x) cause its officers, directors, employees, representatives, and agents, including, but not limited to, its investment bankers, attorneys and accountants, not to, (y) cause, to the extent under the control of the Company, its Affiliates and the officers, directors, employees, representatives and agents thereof not to, and (z) use its best efforts so that its other Affiliates and the officers, directors, employees, representatives and agents thereof do not), directly or indirectly, (i) encourage, solicit, initiate, facilitate or engage or participate in inquiries, discussions or negotiations with any person or take any other action intended or designed to facilitate the efforts of any person, other than the Parent, concerning or that could lead to any merger, consolidation, sale of assets, tender offer, recapitalization, liquidation, dissolution, accumulation of shares of capital stock of the Company or other business combination involving the Company or any transaction that may result in a person beneficially owning (as defined in Rule 13d-3 of the Exchange Act) 15% or more of any class of equity securities of the Company or that could lead to any such transaction (with such efforts by any such person, including a firm proposal to enter into such a business combination transaction, being referred to as an "Alternative Acquisition"), (ii) provide any non-public information concerning the business, properties, assets or securities of the Company to any person, other than the Parent,
(iii) enter into any letter of intent, agreement in principle, acquisition agreement or any other agreement with any person, other than the Parent, with respect to a possible Alternative Acquisition, (iv) withdraw, or modify or propose to withdraw or modify in any manner adverse to the Parent, the approval or recommendation by the Company Board of this Agreement or the Merger, (v) approve, recommend, accept or consummate or agree to approve, recommend, accept or consummate an Alternative Transaction or (v) make or authorize any statement, recommendation or solicitation in support of any possible Alternative Acquisition by any person, other than by the Parent. The Company shall immediately notify the Parent of, and shall disclose to the Parent all principal terms of, any inquiries, discussions or negotiations of the nature described in this
Section 4.7 and the identity of such other person or persons.

                   (b) If the Company, or, to the Knowledge of the Company, any Affiliate, officer, director, employee, representative or agent of the Company or of any Affiliate of the Company, receives any offer or proposal to enter into discussions or negotiations relating to an Alternative Acquisition, the Company shall notify the Parent thereof within 24 hours of the receipt thereof by such person, including information as to the identity of the party making any such offer or proposal and the specific principal terms of such offer or proposal.

               4.8 Affiliates.

                   (a) The Company shall use its reasonable best efforts to cause each Affiliate to deliver to Parent within twenty days of the date hereof a written agreement in the form attached as Exhibit G hereto (each an "Affiliate Letter").

                   (b) If any Affiliate refuses to provide an Affiliate Letter, the Parent may place appropriate legends on the certificates evidencing the shares of Parent Common Stock to be received by such Affiliate pursuant to the terms of this Agreement and issue appropriate stop transfer instructions to the transfer agent for shares of Parent Common Stock to the effect that the shares of Parent Common Stock received by such Affiliate pursuant to this Agreement may be sold, transferred or otherwise conveyed only (i) pursuant to an effective registration statement under the Securities Act, (ii) in compliance with Rule 145 promulgated under the Securities Act, or (iii) pursuant to another exemption under the Securities Act.

               4.9 Employment Agreements. The Company shall use its reasonable best efforts to cause such employees of the Company who may be identified by the Parent to enter into an employment agreement with the Parent or the Company containing reasonable terms and conditions.

               4.10 Appointment and Acknowledgment. The Company shall use its reasonable best efforts to cause each holder of Company Stock to deliver to Parent an executed Appointment and Acknowledgment.

               4.11 Letter of Accountant. If, in accordance with Article 6, the Parent determines to withdraw the Permit Application and to file the S-4, the Company shall use its reasonable best efforts to cause to be delivered to the Parent a letter of Chen & Fan, the Company's independent auditors, dated a date within two business days before the date on which the S-4 shall become effective and addressed to the Parent, in form and substance reasonably satisfactory to the Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4, which letter shall be brought down to the Effective Time (the "Comfort Letter").

               4.12 Directors' and Officers' Insurance and Indemnification.

                   (a) For six years after the Effective Time, Parent and the Surviving Corporation shall jointly and severally indemnify, defend and hold harmless each present and former officer and director of the Company and each person who becomes an officer or director of the Company prior to the Effective Time (each, a "Former Officer or Director") against all losses, claims, damages, liabilities, costs, fees and expenses, including reasonable fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided that any such settlement is effected with the written consent of the Parent or the Surviving Corporation, which consent shall not be unreasonably withheld) arising out of actions or omissions occurring prior to the Effective Time to the full extent required under applicable CGCL, the terms of the Restated Certificate of Incorporation or the Amended By-Laws, as in effect at the date hereof; provided, that, in the event any claim or claims are asserted or made within such three-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims.

                   (b) Parent or the Surviving Corporation shall maintain the Company's existing officers' and directors' liability insurance for a period of not less than six years after the Effective Date; provided, that Parent may substitute therefor policies of substantially equivalent coverage and amounts containing terms no less favorable to the Former Officers or Directors to which such insurance applies; provided, further, that in no event shall the Parent or the Surviving Company be required to pay aggregate premiums for insurance under this Section 4.12(b) in excess of 150% of the aggregate premiums paid by the Company in 1999 on an annualized basis for such purpose; and provided, further, that if the Parent or the Surviving Corporation is unable to obtain the amount of insurance required by this Section 4.12(b) for such aggregate premium, Parent or the Surviving Corporation shall obtain as much insurance as can be obtained for an annual premium not in excess of 150% of the aggregate premiums paid by the Company in 1999 on an annualized basis for such purpose.

               4.13 Welfare Plans. Parent shall provide or to cause to be provided to each active employee of the Company as of the Closing Date who continues employment with Parent or the Surviving Corporation (the "Company Employees"), for a period of twelve (12) months following the Closing Date, with employee benefit plans or arrangements that are substantially comparable to those provided to employees of the Parent (or its Subsidiaries). For a period of eighteen (18) months following the Closing Date, the Company shall comply in all material respects with the provisions of Section 4980B of the Code with respect to Company Employees. With respect to each plan ("Parent Welfare Plan") of Parent or the Surviving Corporation in which any Company Employee participates following the Closing Date that is an "employee benefit plan," (as defined in Section 3(3)of ERISA), for purposes of determining eligibility to participate, vesting, and entitlement to benefits and vacation (but not for accrual of pension benefits), service with the Company (or predecessor employers to the extent the Company provides past service credit) shall be treated as service with Parent or the Surviving Corporation, as applicable; provided however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations. Each Parent Welfare Plan shall waive pre-existing condition limitations to the same extent waived under the applicable Employee Benefit Plan. Company Employees shall be given credit for amounts paid under a corresponding benefit plan during the same period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the Parent Plan.

                                 ARTICLE 5

                    CONDITIONS TO CONSUMMATION OF MERGER

               5.1 Conditions to Each Party's Obligation. The respective obligations of the Parent, the Transitory Subsidiary and the Company to consummate the Merger shall be subject to satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived in whole or in part by the Parent, the Transitory Subsidiary or the Company, as the case may be, to the extent permitted by applicable law:

                   (a) the Requisite Shareholder Approval shall have been obtained;

                   (b) either (i) the Commissioner shall have issued a permit authorizing the issuance and sale of Parent Common Stock pursuant to the Permit Application (the "CSL Permit") and the qualification thereunder shall not be the subject of any stop order or proceedings seeking a stop order or (ii) in accordance with Article 6 of this Agreement, the S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order;

                   (c) the shares of Parent Common Stock issuable to the holders of Company Stock pursuant to this Agreement in the Merger shall have been authorized for quotation on the Nasdaq National Market System, subject to official notice of issuance;

                   (d) no Government Entity (including a federal or state court) of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Merger or any transaction contemplated by this Agreement; and

                   (e) any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of this transaction, which action shall have not been withdrawn or terminated.

               5.2 Conditions to Obligations of the Parent and the Transitory Subsidiary. The obligation of each of the Parent and the Transitory Subsidiary to consummate the Merger shall be subject to satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived in whole or in part by Parent and the Transitory Subsidiary to the extent permitted by applicable law:

                   (a) the Parent, Transitory Subsidiary and the Company shall have obtained all required Approvals and effected all required registrations and filings, necessary to consummate the Merger (including to enable the Surviving Corporation to conduct its business and to own or lease its properties and assets in substantially the same manner in which such business was previously conducted and such assets and properties were previously owned or leased and to continue to lease the property leased by the Company at 3374 Gateway Boulevard, Freemont, California for the remaining term of any sublease thereof, unless such lease shall have been terminated without liability or cost to the Company and evidence thereof reasonably satisfactory to Parent shall have been furnished to Parent), of Governmental Entities and of third parties, except where the failure to obtain or effect any such waiver, permit, consent, approval, authorization, registration, filing or notice of third parties would not have a Material Adverse Effect or a material adverse effect on the Parent;

                   (b) the representations and warranties of the Company set forth in Article 2 shall be true and correct on the date hereof and shall be true and correct in all material respects (without giving effect, for these purposes, to any qualifications in such representations and warranties that require a fact or event to be material, have a Material Adverse Effect or meet a certain minimum dollar threshold in order for such fact or event to constitute a misrepresentation or a breach of warranty) as of the Closing Date as if made as of the Closing Date, except for representations and warranties made as of a specific date, which shall be true and correct as of such date;

                   (c) the Company shall have performed or complied with its covenants set forth in Section 4.3 and shall have performed or complied in all material respects with its other agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

                   (d) no change, event, occurrence (or development or threat with respect to a prospective change, event or occurrence) shall have occurred which, individually or in the aggregate, has had or would reasonably be likely to have a Material Adverse Effect;

                   (e) unless the holders of greater than 95% of the issued and outstanding shares of Company Stock have executed a written consent adopting and approving this Agreement, the Merger and the other transactions and agreements contemplated hereby, the period during which shareholders of the Company may assert rights under Chapter 13 of the CGCL shall have ended and not greater than 5% of the issued and outstanding shares of Company Stock as of the Effective Time shall be Dissenting Shares in respect of which the holder thereof has not forfeited, lost or withdrawn his or her right to have the Company repurchase such shares pursuant to Chapter 13 of the CGCL;

                   (f) there shall not be pending any suit, action or proceeding by any Governmental Entity or other person (i) seeking to prevent the consummation of the Merger or seeking significant damages in connection therewith or (ii) which otherwise is reasonably likely to have a Material Adverse Effect;

                   (g) the Company shall have delivered to the Parent a certificate (without qualification as to knowledge or materiality or otherwise, except insofar as it relates to knowledge of actions, suits or proceedings threatened against the Company) to the effect that the conditions specified in clause (a) of Section 5.1 and clauses (a) (with respect to Approvals and any registrations and filings for which it is responsible), (b), (c), (d), (e) and (f) of this Section 5.2 are satisfied;

                   (h) the Parent shall have received from each Affiliate an executed Affiliate Letter;

                   (i) the holders of not less than 95% of the issued and outstanding shares of Company Stock as of the Effective Time, shall have executed either the Voting Agreement or the Appointment and Acknowledgment and the Parent shall have received from each such holder an executed copy of such Voting Agreement or Appointment and Acknowledgment;

                   (j) the Parent shall have received the certificate provided for in Section 1.5(k) hereof;

                   (k) the Company shall have received (and the Parent shall have received a copy of) a letter, dated the Closing Date, from Chen & Fan, auditors for the Company, with respect to the treatment of the Merger as a pooling-of-interests, which letter shall be in form and substance reasonably satisfactory to the Parent;

                   (l) the Parent shall have received a letter, dated the Closing Date, from KPMG LLP, auditors for the Parent, with respect to the treatment of the Merger as a pooling of interests, which letter shall be in form and substance reasonably satisfactory to the Parent;

                   (m) if, in accordance with Article 6, the Parent has determined to withdraw the Permit Application and to file the S-4, the Parent shall have received the Comfort Letter of Chen & Fan, the Company's independent auditors, dated a date within two business days before the date on which the S-4 became effective, and a bring down of the Comfort Letter, dated a date within two business days before the Effective Time, each of which shall be addressed to the Parent, in form and substance reasonably satisfactory to the Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4;

                   (n) the Parent shall have received from Wilson, Sonsini, Goodrich & Rosati, special counsel to the Company, an opinion addressed to the Parent and dated the Closing Date as to each of the matters set forth in Exhibit H-1 and from Law & Arthur, corporate counsel to the Company, an opinion addressed to the Parent and dated the Closing Date as to each of the matters set forth in Exhibit H-2;

                   (o) the Parent, the Representative and the Escrow Agent shall have executed and delivered the Escrow Agreement;

                   (p) all officers, employees or consultants of the Company who have developed or participated in the development of the Company's GaAs HBT process or products shall have entered into an Assignment of Inventions Agreement with the Company, such agreement to be in form and substance reasonably satisfactory to the Parent;

                   (q) each of the Company Shareholder Agreements shall have been terminated;

                   (r) the Parent shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to the Parent, in form and substance reasonably satisfactory to the Parent, dated as of the Effective Time, substantially to the effect that the Merger will qualify as a reorganization for United States federal income tax purposes within the meaning of Section 368(a) of the Code. The issuance of such opinion shall be conditioned upon the receipt by such tax counsel of representation letters from each of the Parent, the Transitory Subsidiary and the Company, in each case, in substantially the form and substance as attached hereto as Exhibit J-1 and Exhibit J-2 and in form and substance reasonably satisfactory to such counsel, which letters shall not have been modified or withdrawn;

                   (s) the Parent shall have received from the Company a certification, in a form substantially similar to that attached as Exhibit K, certifying under penalties of perjury that the Company has not been a United States real property holding company within the meaning of Code
Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii);

                   (t) the Parent shall have received from Taiunion Investment Limited ("Taiunion") such evidence of Taiunion's commitment to confer upon the Parent an equal sharing of the rights and benefits of Taiunion under the Guaranty dated April 10, 1998 (the "Guaranty") by DII Group, Inc. for the benefit of the Company, previously assigned by the Company to Taiunion, such evidence to be in form satisfactory to the Parent, acting reasonably;

                   (u) each of the employment agreements included in
Exhibit I shall be in full force and effect, and no employee that is a party to any such employment agreement shall be in material breach or default thereof;

                   (v) the Parent shall have received from Wyoming counsel to Taiunion Investment LLC, a shareholder of the Company, such counsel to be reasonably acceptable to the Parent, an opinion addressed to the Parent and dated the Closing Date as to each of the matters set forth in Exhibit H-3; and (w) all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be in form and substance reasonably satisfactory to the Parent.

               5.3 Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger shall be subject to satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived in whole or in part by the Company to the extent permitted by applicable law:

                   (a) the representations and warranties of the Parent and the Transitory Subsidiary set forth in Article 3 shall be true and correct as of the date hereof and shall be true and correct in all material respects (without giving effect, for these purposes, to any qualifications in such representations and warranties that require a fact or event to be material or to meet a minimum dollar threshold in order for such fact or event to constitute a misrepresentation or a breach of warranty) as of the Closing Date as if made as of the Closing Date, except for representations and warranties made as of a specific date, which shall be true and correct as of such date;

                   (b) each of the Parent and the Transitory Subsidiary shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

                   (c) the Parent shall have delivered to the Company a certificate (without qualification as to knowledge or materiality or otherwise, except insofar as it relates to knowledge of actions, suits or proceedings threatened against the Parent or the Transitory Subsidiary) to the effect that each of the conditions specified in clause (b) of Section
5.1 and clauses (a) and (b) of this Section 5.3 is satisfied;

                   (d) the Company shall have received an opinion of Wilson, Sonsini, Goodrich & Rosati, special tax counsel to the Company, in form and substance reasonably satisfactory to the Company, dated as of the Effective Time, substantially to the effect that the Merger will qualify as a reorganization for United States federal income tax purposes within the meaning of Section 368(a) of the Code. The issuance of such opinion shall be conditioned upon the receipt by such tax counsel of representation letters from each of the Parent, the Transitory Subsidiary and the Company, in each case, in substantially the form and substance as attached hereto as Exhibit J-1 and Exhibit J-2 and in form and substance reasonably satisfactory to such tax counsel, which letters shall not have been modified or withdrawn; and

                   (e) all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be in form and substance reasonably satisfactory to the Company.

                                 ARTICLE 6

                       FAIRNESS HEARING; REGISTRATION

               The Company and the Parent agree to cooperate in the preparation of, and the Parent agrees to file with the Commissioner as soon as reasonably practicable after the date of this Agreement, the Permit Application. Subject to the following, each of the Parent and the Company shall use all reasonable best efforts to obtain the CSL Permit. At any time prior to the issuance by the Commissioner of the CSL Permit, the Parent may, in its sole discretion, withdraw the Permit Application. In such event, (a) the Parties shall use all reasonable best efforts to prepare and file with the SEC, and make effective under the Securities Act, the S-4 (including, without limitation, the preparation of all audited or unaudited consolidated financial statements of the Company and the preparation of all pro forma financial information required to be included in the S-4) and (b) the date set forth in Sections 9.1(b) hereof shall be extended by 60 days. The Company shall furnish to the Parent all information concerning the Company and its shareholders and shall take such other action as the Parent may reasonably request in connection with the Permit Application, the S-4 and the issuance of shares of Parent Common Stock. If at any time prior to the Effective Time any event or circumstance relating to the Parent, the Company, any Shareholder or their respective officers, directors or employees should be discovered by such Party which should be set forth in an amendment or a supplement to the Permit Application, Company Consent Solicitation Statement or S-4, such Party shall promptly inform the other thereof and take appropriate action in respect thereof.

                                 ARTICLE 7

                           TAX MATTERS COVENANTS

               7.1 Cooperation. The Parties shall cooperate fully at such time and to the extent reasonably requested by the other Party, in connection with the preparation and filing of any Tax Returns or the conduct of any audit, dispute, proceeding, suit or action concerning any Tax. Such cooperation shall include (i) the retention and (upon the other Party's request) the provision of records, documentation and other information which are reasonably relevant to the preparation of any Tax Return until the expiration of the applicable statute of limitation (giving effect to any extension, waiver, or mitigation thereof); (ii) the provision of additional information and explanation of any material provided hereunder; (iii) the execution of any document that may be necessary or reasonably helpful in connection with the filing of any Tax Return or in connection with any audit, dispute, proceeding, suit or action respecting any Tax; and (iv) the use of the Parties' reasonable best efforts to obtain any documentation from a Governmental Entity or a third party that may be necessary or helpful in connection with the foregoing.

               7.2 Taxes Relating to the Transactions Contemplated by this Agreement. All sales, use, transfer, filing, conveyance, recording, stamp registration and other such similar Taxes and fees, including all applicable real estate transfer Taxes and recording fees and stock transfer Taxes (collectively, "Transfer Taxes"), imposed in connection with the Merger, regardless of against whom such Transfer Taxes are assessed, shall be borne equally, on the one hand, by the holders of Company Stock immediately prior to effectiveness of the Merger and the Company, on the other hand. The Parent will prepare and file all Tax Returns and other documentation with respect to all such transfer taxes, and, if required by applicable law, the Company will join in the execution of such Tax Returns and other documentation.

               7.3 Tax Administration. Except as provided in Section 7.2, the Company shall prepare and file, or cause to be prepared and filed, in accordance with the Company's past practice, all of its Tax Returns that are required to be filed on or before the Closing Date for which the filing time has not been extended under applicable law, and the Company shall timely pay all Taxes shown to be due on such Tax Returns and any other Taxes required to be paid on or before the Closing Date that have not been paid prior to the Closing. The Parent shall be entitled to review and comment on each such Tax Return prior to its filing. The Parent or Surviving Corporation shall prepare and file, or cause to be prepared and filed, all Tax Returns of the Company for Tax periods including or ending on or before the Closing Date which are due after the Closing Date.

               7.4 Tax Consequences. Unless otherwise required by applicable law, the Parties will (i) report the Merger as a reorganization within the meaning of Section 368(a) of the Code and comply in all material respects with all applicable reporting requirements, and (ii) not knowingly take any action that would reasonably be likely to cause the Merger to fail to qualify as such a reorganization.

               7.5 Tax or Accounting Changes. The Company will not, prior to the Closing Date and without the consent of the Parent (i) change any of the accounting methods used by it unless required by GAAP or (ii) make any material election relating to Taxes, change any material election relating to Taxes already made, change any material accounting method relating to Taxes unless required by GAAP, enter into any Closing Agreement relating to Taxes, settle any claim or assessment relating to Taxes or consent to any claim or assessment relating to Taxes or any waiver of the statute of limitations for any such claim or assessment.

                                 ARTICLE 8

                              INDEMNIFICATION

               8.1 Indemnification.

                   (a) The Company, on behalf of each holder of Company Stock immediately prior to the Effective Time (all such holders being herein collectively called the "Indemnitors"), hereby agrees that the Indemnitors shall jointly and severally indemnify the Surviving Corporation and the Parent, and their respective officers, directors, employees, agents, representatives and Affiliates (the "Indemnitees"), from and in respect of, and hold the Indemnitees harmless against, any and all damages, fines, penalties, losses, liabilities (including any liabilities for Taxes), judgments, deficiencies, costs and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, reasonable fees and expense of attorneys and accountants and other expenses of litigation) incurred or suffered by any of the Indemnitees ("Damages") resulting from, relating to or in connection with
(i) any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Company or any holder of Company Stock contained in this Agreement, the Aries Merger Agreement, the Voting Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement, the Aries Merger Agreement or the Voting Agreement (without giving effect, for purposes of determining the existence of a misrepresentation or breach of warranty for this Section 8.1(a)(i), to any qualification in any representation or warranty that requires an event or fact to be material, have a Material Adverse Effect or meet a certain minimum dollar threshold in order for such event or fact to constitute a misrepresentation or breach of warranty), (ii) all liability for Taxes of, or payable by or with respect to, the Company for all Taxable periods ending on or before the close of business on the Closing Date (the "Pre-Closing Period") to the extent that such Taxes exceed the reserve set forth on the Balance Sheet or are not reserved for on the Company's Financial Statements in accordance with GAAP for the Tax period between the date of the Balance Sheet and the Closing Date, or (iii) (A) any misrepresentation, breach of warranty or failure to perform any covenant or agreement set forth in Section 2.22 (a) hereof (without giving effect, for purposes of determining the existence of a misrepresentation or breach of warranty for this Section 8.1 (a)(iii), to any qualification in any representation or warranty that requires an event or fact to be material, have a Material Adverse Effect or meet a certain minimum dollar threshold in order for such event or fact to constitute a misrepresentation or breach of warranty); (B) any of the events, circumstances or conditions described in Section 2.22(e) of the Disclosure Schedule; (C) any pollution or threat to human health or the environment related to the business, assets or properties owned, leased, controlled or operated by the Company (or any other owner's or operator's management, use, control, ownership or operation of such business, assets or properties), including, without limitation, all on-site and off-site activities involving Materials of Environmental Concern to the extent they occurred, existed, arise out of conditions or circumstances that occurred or existed, or were caused on or before the Closing Date; or (D) any Environmental Claim against any person or entity whose liability for such Environmental Claim the Company or any Company Subsidiary has assumed or retained either contractually or by operation of law.

                   (b) To secure the indemnification obligations of the Indemnitors to the Indemnitees, the Escrow Shares will be deposited into escrow with the Escrow Agent in accordance with Section 1.9 hereof and the Escrow Agreement. Such deposit of the Escrow Shares shall be made on behalf of the holders of Company Stock with the same force and effect as if such shares of Parent Common Stock had been delivered by the Parent directly to the holders of Company Stock and subsequently delivered by such holders to the Escrow Agent. The Escrow Shares shall not be evidenced by separate certificates and shall not be assignable or transferable except as provided in Section 1.9 hereof and the Escrow Agreement. The Escrowed Materials (as defined in the Escrow Agreement), including without limitation the Escrow Shares, will be subject to redelivery to the Parent, upon the terms and subject to the conditions set forth in the Escrow Agreement.

                   (c) As a term of the Merger, the Indemnitors acknowledge that their indemnification obligations hereunder are solely in their capacity as former holders of shares of capital stock of the Company, and, accordingly, the indemnification obligations in this Article 8 shall not entitle any current or former officer, director or employee of the Company to any indemnification from the Company pursuant to the Restated Articles of Incorporation, Amended By-laws or any Agreement with the Company.

               8.2 Method of Asserting Claims.

                   (a) An Indemnitee shall give prompt written notice to the Representative, as agent for the Indemnitors, with a copy to the Escrow Agent of any claim or event known to it which gives rise or, in its reasonable judgment, may give rise to a claim for indemnification hereunder by the Indemnitee against the Indemnitors; provided that the failure of any Indemnitee to give notice as provided in this Section 8.2 on or before the Escrow Release Date (as defined in the Escrow Agreement) shall not relieve the Indemnitors of their obligations under this Article 8, except to the extent that such failure has materially and adversely affected the rights of the Indemnitors. In the case of any claim for indemnification hereunder arising out of a claim, action, suit or proceeding brought by any person who is not a Party to this Agreement (a "Third-Party Claim"), the Indemnitee shall also give the Representative, as agent for the Indemnitors, copies of any written claims, process or legal pleadings with respect to such Third-Party Claim promptly after such documents are received by the Indemnitee.

                   (b) Except as otherwise provided in paragraph (c) below, the Indemnitees shall be entitled to control the defense of any Third-Party Claim; provided, however, that the Representative, as agent for the Indemnitors, may elect, at the Indemnitors' own cost and expense, to participate in any Third-Party Claim; provided further, however, that neither the Representative nor any Indemnitor shall take any action with respect to such Third-Party Claim before consulting with, and receiving the consent of, each Indemnitee involved. If the Representative, as agent for the Indemnitors, elects to participate in a Third-Party Claim, the Representative shall, within 30 days of its receipt of the notice provided pursuant to Section 8.2(a) hereof (or sooner, if the nature of such Third-Party Claim so requires), notify the related Indemnitee of its intent to do so. The Representative and each Indemnitor shall reasonably cooperate in the compromise of, or defense against, such Third-Party Claim. The Indemnitee shall not consent to entry of any judgement or enter into any settlement without the prior written consent of the Representative, as agent for the Indemnitors, which consent shall not be unreasonably withheld.

                   (c) If the Indemnitee elects not to compromise or defend against a Third-Party Claim, the Representative, on behalf of the Indemnitors shall pay, compromise or defend such Third-Party Claim at the Indemnitors own cost and expense. The Representative shall, within ten days (or sooner, if the nature of such Third-Party Claim so requires), notify the Indemnitee of its intent to pay, compromise or defend such Third-Party Claim, and such Indemnitee shall reasonably cooperate in the compromise of, or defense against, such Third-Party Claim. The Indemnitors shall be responsible for the payment of the Indemnitees' costs and expenses incurred in connection with such cooperation, and such costs and expenses shall constitute Damages incurred or suffered by Parent within the meaning of
Section 8.1(a) hereof. Neither the Representative nor any Indemnitor shall consent to entry of any judgment or enter into any settlement without the prior written consent of each related Indemnitee (which consent shall not be unreasonably withheld), unless such judgment or settlement provides solely for money damages or other money payments for which such Indemnitee is entitled to indemnification hereunder and includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect of such Third-Party Claim; provided that the Representative shall not be entitled to settle any claim, action, suit or proceeding brought by a Taxing Authority in respect of Taxes for any Pre-Closing Period that would have the effect of materially decreasing the Company's deductions for credits or materially increasing the Company's taxable income for any taxable year or period subsequent to the Pre-Closing Period without the prior written consent of the Parent, which consent shall not be unreasonably withheld. After notice from the Representative, as agent for the Indemnitors, to an Indemnitee of its election to assume the defense of a Third-Party Claim, the Indemnitors shall not be liable to such Indemnitee under this Article 8 for any legal expenses subsequently incurred by such Indemnitee in connection with the defense thereof; provided that such Indemnitee shall have the right to employ one counsel of its choice to represent such Indemnitee if, in such Indemnitee's reasonable judgment, a conflict of interest between such Indemnitee and the Indemnitors exists in respect of such claim, or if there is a reasonable likelihood that a Third-Party Claim may have a material adverse effect on an Indemnitee, and in that event the reasonable fees and expenses of such separate counsel shall be the responsibility of the Indemnitors (and shall constitute Damages incurred or suffered by the Parent within the meaning of
Section 8.1(a) hereof).

               8.3 Survival. The representations, warranties, covenants and agreements of the Company set forth in this Agreement, the Aries Merger Agreement, or in any schedule, instrument or other document delivered pursuant to this Agreement, and the representations, warranties, covenants and agreements set forth in the Voting Agreement of those holders of Company Stock that are parties to the Voting Agreement shall survive the Closing and shall continue until the earlier to occur of (a) the first anniversary of the Effective Time or (b) the date of issuance of the first independent audit report on the Parent's financial statements after the Effective Time, which financial statements include the financial results of the Company. This Section 8.3 shall not limit, terminate or impair any covenant or agreement of the Parties which by its terms contemplates performance after the Closing. The representations and warranties set forth in this Agreement, the Aries Merger Agreement or the Voting Agreement, or in any schedule, instrument or other document delivered pursuant to this Agreement shall not be affected by any examination or investigation made for or on behalf of the Parent or the Transitory Subsidiary or the knowledge of the Parent or the Transitory Subsidiary or any of the officers, directors, employees, auditors, agents, financial advisors, legal counsel, accountants, consultants and other representatives of the Parent or the Transitory Subsidiary. Notwithstanding anything to the contrary herein, if a claim for indemnification is made before the expiration of the periods of survival set forth above in this Section 8.3, then (notwithstanding the expiration of such time period) the representation, warranty, covenant or agreement applicable to such claim shall survive for purposes of the resolution of such claim.

               8.4 Limitations.

                   (a) Except as otherwise expressly provided herein, the Indemnitors shall not be liable under this Article 8 in respect of matters for which indemnification is provided under clause (a)(i) of Section 8.1 unless and until the aggregate amount of Damages incurred or suffered by Indemnitees exceeds $500,000 (at which point the Indemnitors shall become liable for the entire amount of such Damages); provided that Damages for which indemnification is provided to the Indemnitees pursuant to clauses
(a) (ii) or (iii) of Section 8.1 shall not be counted for purposes of determining whether the $500,000 amount has been exceeded. In no event, however, shall the Indemnitors in the aggregate be liable to indemnify the Indemnitees for an aggregate amount exceeding the value of the Escrow Shares (determined as set forth in the Escrow Agreement), and Parent's sole recourse in respect of a claim for indemnification under this Article 8 in respect of matters for which indemnification is provided under Section 8.1(a) shall be to the Escrow Shares; provided, that, nothing in this
Article 8 shall limit, in any manner (whether by time, amount, procedure or otherwise), any liability under this Article 8 in respect of any remedy at law or in equity to which Parent may be entitled as a result of fraud by any officer, director or shareholder of the Company.

                   (b) Except as set forth below, no claim for indemnification pursuant to Section 8.1 shall be made unless asserted by a written notice given to the Representative on or before the earlier to occur of (i) the first anniversary of the Effective Time and (ii) the date of the issuance of the first independent audit report on the Parent's financial statements after the Effective Time, which financial statements include the financial statements of the Company.

                   (c) Notwithstanding any other provision of this Agreement to the contrary, Indemnitees' sole recourse following the Closing for any breach of the representations, warranties, covenants and agreements of the Company set forth in this Agreement, the Aries Merger Agreement, or in any schedule, instrument or other document delivered pursuant to this Agreement, and the indemnity pursuant to Section 8.1 of this Agreement, shall be the recovery of the Escrowed Materials pursuant to the Escrow Agreement. Following the Closing, and in the absence of fraud, the Indemnitees shall have no other recourse against the Company or its officers, directors or affiliates for any breach of the representations, warranties, covenants and agreements of the Company set forth in this Agreement, the Aries Merger Agreement, or in any schedule, instrument or other document delivered pursuant to this Agreement, the indemnity pursuant to Section 8.1 of this Agreement or any other losses suffered as a result of or in connection with the transactions contemplated by this Agreement.

               8.5 The Representative.

                   (a) The Company, on behalf of each Indemnitor, hereby authorizes, directs and appoints Dr. Ding-Yuan S. Day, Ph.D., to act as sole and exclusive agent, attorney-in-fact and representative of the Indemnitors for purposes of this Agreement, the Aries Merger Agreement and the Escrow Agreement (the "Representative"), and authorizes and directs the Representative to (i) take any and all actions (including without limitation executing and delivering any documents, incurring any costs and expenses for the account of the Indemnitors (which will constitute Damages incurred or suffered by the Parent within the meaning of Section 8.1(a) hereof) and making any and all determinations) which may be required or permitted by this Agreement, the Aries Merger Agreement or the Escrow Agreement to be taken by the Indemnitors or the Representative, (ii) exercise such other rights, power and authority as are authorized, delegated and granted to the Representative hereunder and under the Aries Merger Agreement and the Escrow Agreement in connection with the transactions contemplated hereby and thereby and (iii) exercise such rights, power and authority as are incidental to the foregoing. Any such actions taken, exercises of rights, power or authority, and any decision or determination made by the Representative consistent therewith, shall be absolutely and irrevocably binding on each Indemnitor as if such Indemnitor personally had taken such action, exercised such rights, power or authority or made such decision or determination in such Indemnitor's individual capacity. Notwithstanding any other provision of this Agreement, if the Closing occurs, then with respect to the matters covered by Article 8, (x) each of the Indemnitors irrevocably relinquishes such Indemnitor's right to act independently and other than through the Representative, except with respect to the removal of the Representative or appointment of a successor Representative as provided in Section 8.5(b) below, and (y) no Indemnitor shall have any right under this Agreement or otherwise to institute any suit, action or proceeding against the Company, the Parent or the Escrow Agent with respect to any such matter, any such right being irrevocably and exclusively delegated to the Representative. The Representative hereby acknowledges and accepts the foregoing authorization and appointment and agrees to serve as the Representative in accordance with this Agreement, the Aries Merger Agreement and the Escrow Agreement.

                   (b) The Representative shall serve as Representative until his resignation, removal from office, incapacity or death; provided, however, that the Representative shall not have the right to resign without
(A) prior written notice to the Indemnitors and (B) picking a successor reasonably satisfactory to the Parent to serve until a successor thereto is elected by the Indemnitors. The Representative may be removed at any time, and a successor representative, reasonably satisfactory to the Parent, may be appointed, pursuant to written action by Indemnitors who, immediately prior to the Effective Time, held shares of Company Stock constituting 66 2/3% or more of all such shares then outstanding. Any successor to the Representative shall, for purposes of this Agreement, the Aries Merger Agreement and the Escrow Agreement, be deemed to be, from the time of the appointment thereof in accordance with the terms hereof, the Representative, and from and after such time, the term "Representative" as used herein and therein shall be deemed to refer to such successor. No appointment of a successor shall be effective unless such successor agrees in writing to be bound by the terms of this Agreement, the Aries Merger Agreement and the Escrow Agreement.

                   (c) The Representative shall be permitted to retain counsel, consultants and other advisors and shall promptly notify the Parent after retaining any such person. The Representative shall be entitled to reimbursement by the Parent of the reasonable out-of-pocket expenses incurred by the Representative in connection with the retention of such counsel, consultants or other advisors, not to exceed $250,000 in the aggregate, incurred in the performance of his duties under this Agreement, the Aries Merger Agreement and the Escrow Agreement, respectively. All expense reimbursements provided to the Representative by the Parent shall constitute Damages incurred or suffered by the Parent within the meaning of
Section 8.1(a) hereof, provided that such out-of-pocket expenses are incurred by the Representative in connection with a matter for which the Parent is compensated from the Escrowed Materials for other Damages.

                   (d) The provisions of this Section 8.5 shall in no way impose any obligations on the Parent (other than those set forth in paragraph (c) above). In particular, notwithstanding any notice received by the Parent to the contrary (except any notice of the appointment of a successor Representative approved by the Parent in accordance with paragraph (b) of this Section 8.5), the Parent (i) shall be fully protected in relying upon and shall be entitled to rely upon, shall have no liability to the Indemnitors with respect to, and shall be indemnified by the Indemnitors from and against all liability arising out of (any such indemnifiable amounts constituting Damages within the meaning of Section 8.1(a) hereof) actions, decisions and determinations of the Representative and (ii) shall be entitled to assume that all actions, decisions and determinations of the Representative are fully authorized by the Indemnitors.

                   (e) The Representative shall not be liable to the Indemnitors for the performance of any act or the failure to act so long as he acted or failed to act in good faith in what he reasonably believed to be the scope of his authority and for a purpose which he reasonably believed to be in the best interests of the Indemnitors.

                                 ARTICLE 9

                                TERMINATION

               9.1 Termination of Agreement. This Agreement may be terminated at any time prior to the Effective Time (whether before or after Requisite Shareholder Approval) as provided below:

                   (a) this Agreement may be terminated by the mutual written consent of the Parent and the Company;

                   (b) this Agreement may be terminated by either the Parent or the Company, if the Effective Time shall not have occurred on or before July 15, 2000 (provided that the Party seeking to terminate this Agreement is not in breach of any representation, warranty, covenant or Agreement set forth in this Agreement);

                   (c) the Parent may terminate this Agreement by giving written notice to the Company (i) in the event the Company shall have breached Section 4.3 or Section 4.7 hereof or (ii) in the event the Company shall have breached any representation, warranty, covenant or agreement set forth herein which would permit the Parent, pursuant to Section 5.2(b) or
(c), not to consummate the Merger and the Company fails to cure such breach within ten (10) business days after notice of such breach is given by the Parent;

                   (d) the Company may terminate this Agreement by giving written notice to the Parent in the event the Parent or the Transitory Subsidiary shall have breached any representation, warranty, covenant or Agreement set forth herein which would permit the Company, pursuant to
Section 5.3(a) or (b), not to consummate the Merger, and the Parent fails to cure such breach by ten (10) business days after notice of such breach is given by the Company;

                   (e) the Parent may terminate this Agreement by giving written notice to the Company, if within twenty (20) days after the earlier of (i) the issuance of the CSL Permit and (ii) effectiveness of the S-4, the Parent has not been advised in writing by the Company that the Requisite Shareholder Approval has been obtained;

                   (f) the Parent or the Company may terminate this Agreement by giving written notice to the other at any time after the shareholders of the Company have held a shareholders meeting and voted on whether to approve this Agreement and the Merger if this Agreement and the Merger failed to receive the Requisite Shareholder Approval;

                   (g) the Parent or the Company may terminate this Agreement by giving written notice to the other if any permanent injunction or action by any Governmental Entity of competent jurisdiction preventing, restraining, enjoining, restricting or otherwise prohibiting the consummation of the Merger and such injunction or action shall become final and nonappealable; or

                   (h) the Parent may terminate this Agreement by giving written notice to the Company if (i) any holder of Company Stock that is a party to the Voting Agreement shall have breached any material representation, warranty, covenant or agreement set forth in the Voting Agreement, (ii) the Company's Board shall have failed to recommend approval by the Company's shareholders of (or withdrawn, amended or modified in a manner adverse to the Parent its recommendation that the Company's shareholders approve) this Agreement or the Merger, or (iii) the Company or any of its Affiliates or shareholders shall have taken any action or permit any action to be taken that is prohibited by Section 4.1(e) that the Parent's auditors shall have advised Parent will cause the failure of the condition set forth in Section 5.2(k) and the Company shall have been notified in writing of such advice.

               9.2 Effect of Termination. If the Parent or the Company terminates this Agreement pursuant to Section 9.1, the Merger shall be deemed abandoned and all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except (i) for liability of a Party for fraud or for any breach of this Agreement or the Voting Agreement prior to such termination, this Section 9.2, Section
9.4 or Section 11.12, it being agreed that the Company shall only be liable for a breach of the Voting Agreement by it, and (ii) the Non-Disclosure Agreement, which shall survive any such termination and the Parties' respective rights and obligations in respect thereof shall remain in full force and effect).

               9.3 Option to Elect Certain Remedies.

                   (a) Without limitation of the Parent's right to terminate this Agreement as provided in Section 9.1, Parent's right to obtain specific performance and other equitable relief under applicable law or the Parent's rights under Section 11.12, if the Parent is entitled to terminate this Agreement pursuant to Section 9.1, the Parent shall have the option either (i) to terminate this Agreement, or (ii) subject to satisfaction or waiver of the conditions set forth in Article 5, proceed with the consummation of the Merger; and, in the event the Parent elects to proceed under clause (ii) of this Section 9.3(a), the Company hereby agrees that, subject to satisfaction or waiver of the conditions set forth in
Article 5, the Parent shall be entitled to specific performance and other appropriate equitable relief to effect the Merger; provided, however, that this Section 9.3 shall have no effect on the Parent's rights to indemnification under Article 8.

                   (b) Without limitation of the Company's right to terminate this Agreement as provided in Section 9.1, the Company's right to obtain specific performance and other equitable relief under applicable law or the Company's rights under Section 11.12, if the Company is entitled to terminate this Agreement pursuant to Section 9.1(d), the Company shall have the option either (i) to terminate this Agreement or (ii) subject to satisfaction or waiver of the conditions set forth in Article 5, proceed with the consummation of the Merger; and, in the event the Company elects to proceed under clause (ii) of this Section 9.3(b), the Parent hereby agrees that, subject to satisfaction or waiver of the conditions set forth in Article 5, the Company shall be entitled to specific performance and other appropriate equitable relief to effect the Merger; provided, however, that this Section 9.3 shall have no effect on the Parent's rights to indemnification under Article 8.

               9.4 Bust-up Payments and Purchase Orders.

                   (a) Subject to Section 9.4(c), in the event that this Agreement is terminated by the Parent (i) under and in accordance with
Section 9.1(b) and a condition set forth in Section 5.1(b), Section 5.1(c),
Section 5.1(e) or Section 5.2(k) has not been satisfied as of the date of such termination, and, if the unsatisfied condition is Section 5.1(b), provided the failure to satisfy such condition is not as a result of actions taken by the Company or its shareholders, or (ii) under and in accordance with Section 9.1(g) as a result of actions taken by the Federal Trade Commission ("FTC") or the antitrust Division of the Department of Justice (the "DOJ"), the Parent shall, within 30 days of such termination:

                       (i) pay to the Company, without request or demand
               therefor, $3,000,000 in cash; or

                       (ii) place with the Company new and additional,
               non-cancelable orders for the purchase and delivery, on or before July 15, 2001, of one or more of the Company's products (each such order, a "Firm Order"), which Firm Orders have an aggregate purchase price to the Parent of not less than $10,000,000; or

                       (iii) make a combination of a cash payment to the
               Company and Firm Orders which have an aggregate total value to the Company of $3,000,000.

                   (b) For purposes of Section 9.4(a)(iii), the value to the Company of (i) a cash payment shall equal the amount of the cash payment and (ii) a Firm Order shall equal 30% of the purchase price of the Firm Order.

                   (c) Notwithstanding anything contained in Section 9.4(a) above to the contrary, the Parent shall not be obligated to make any payment or to provide any Firm Orders under Section 9.4(a) above, unless all of the following are satisfied:

                       (i) the Company is not in breach of any
               representation, warranty, covenant or agreement of the Company contained in this Agreement; and

                       (ii) all conditions set forth in Sections 5.1 and
               5.2 of this Agreement have been satisfied, excluding (A)
               Section 5.1(b), (B) Section 5.1(c), (C) Section 5.1(e), (D)
               Section 5.1(d), if the failure to satisfy such condition is as a result of actions taken by the FTC or DOJ, (E) Section 5.2(a), if the failure to satisfy such condition arises from a failure of the Parent or the Transitory Subsidiary to obtain an Approval or to effect a registration or filing necessary for it to consummate the Merger, and (F) Section 5.2(k), unless the failure to satisfy such condition results from a failure of the Company to disclose information that was material to the satisfaction of the condition.

                   (d) Upon payment by the Parent of the amount pursuant to
Section 9.4, the Parent and the Transitory Subsidiary shall have no further liability to the Company or its shareholders in respect of this Agreement, including in respect of any representation, warranty, covenant or agreement provided herein or in respect of the transactions contemplated hereby; provided that the terms of Section 9.2, Section 11.2 and Section 11.12 and the Non-Disclosure Agreement shall survive any such termination.

                                ARTICLE 10

                                DEFINITIONS

               For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.

         Defined Term Section

         Adjusted Total Value                                   1.5(j)(i)
         Affiliate Agreement                                    4.8(a)
         Affiliate                                              2.2(g)
         Aggregate Number of
           Fully Diluted Company Common Shares                  1.5(j)(ii)
         Agreement                                              11.7(e)
         Alternative Acquisition                                4.7(a)
         Amended By-laws                                        2.1(b)
         Appointment and Acknowledgment                         1.6(b)
         Approval Notice                                        4.3
         Approval                                               4.2(a)
         Aries Merger Agreement                                 1.1
         Average Closing Price                                  1.5(j)(iii)
         Balance Sheet                                          2.7
         Business Combination                                   2.16(a)(viii)
         Certificate of Merger                                  1.1
         Certificates                                           1.6(b)
         CGCL                                                   1.1
         Closing Agreement                                      2.9(h)
         Closing Date                                           1.2
         Closing Shares                                         1.5(g)
         Closing                                                1.2
         Code                                                   Introduction
         Comfort Letter                                         4.11
         Commissioner                                           2.30
         Company Board                                          Introduction
         Company Common Stock                                   Introduction
         Company Consent Solicitation Statement                 2.30
         Company Employees                                      4.13
         Company Preferred Stock                                Introduction
         Company Shareholder Agreements                         2.2(e)
         Company Stock                                          Introduction
         Company                                                Introduction
         Contract                                               2.16(a)
         Conversion Ratio                                       1.5(a)
         CSL Permit                                             5.1(b)
         CSL                                                    2.5
         Damages                                                8.1(a)
         DGCL                                                   1.1
         Disclosure Schedule                                    Article 2
         Dissenting Shares                                      1.7(a)
         DOJ                                                    9.4(a)
         Effective Time                                         1.1
         Employee Benefit Plans                                 2.21(a)
         Environmental Claim                                    2.22(c)
         Environmental Laws                                     2.22(a)
         ERISA Affiliate                                        2.21(a)
         ERISA                                                  2.21(a)
         Escrow Agent                                           1.3
         Escrow Agreement                                       1.3
         Escrow Shares                                          1.5(g)
         Exchange Act                                           3.5
         Exchange Fund                                          1.6(a)
         Fairness Hearing                                       2.5
         Financial Statements                                   2.7
         Firm Order                                             9.4(a)(ii)
         Former Officer or Director                             4.12(a)
         FTC                                                    9.4(a)
         GAAP                                                   2.7
         Gateway Property                                       2.15(b)
         Governmental Entity                                    2.5
         Guaranty                                               5.2(t)
         HSR Act                                                2.5
         Indemnitees                                            8.1(a)
         Indemnitors                                            8.1(a)
         Intellectual Property                                  2.12(d)
         IRS                                                    2.10
         Knowledge                                              2.10
         License Agreements                                     2.12(b)
         Material Adverse Effect                                2.1(c)
         Material Contracts                                     2.16(b)
         Materials of Environmental Concern                     2.22(a)
         Merger Shares                                          1.5(g)
         Merger                                                 1.1
         Non-Disclosure Agreement                               4.4
         Option                                                 1.5(f)
         Ordinary Course of Business                            2.8
         Parent Common Stock                                    1.5(a)
         Parent Disclosure Statement                            3.7
         Parent Reports                                         3.5
         Parent Welfare Plan                                    4.13
         Parent                                                 Introduction
         Parties                                                Introduction
         Permit Application                                     2.30
         Permits                                                2.24
         Plan                                                   1.10(a)
         Pre-Closing Period                                     8.1(a)
         Representative                                         8.5(a)
         Requisite Shareholder Approval                         2.4
         Restated Articles of Incorporation                     2.1(b)
         S-4                                                    2.30
         SEC                                                    1.10(d)
         Section 1300                                           1.7(a)
         Securities Act                                         1.10(d)
         Security Interest                                      2.5
         Series A Company Preferred Stock                       2.2(a)
         Series B Company Preferred Stock                       2.2(a)
         Software                                               2.12(e)
         Subsidiary                                             2.6(b)
         Surviving Corporation                                  1.1
         Taiunion                                               5.2(t)
         Tax and Taxes                                          2.10
         Tax Return                                             2.10
         Tax Ruling                                             2.9(h)
         Taxing Authority                                       2.10
         Third Party Claim                                      8.2(a)
         Trade Secrets                                          2.12(d)
         Trademarks                                             2.12(d)
         Transfer Taxes                                         7.2
         Transitory Subsidiary                                  Introduction
         Voting Agreement                                       Introduction
         Voting Debt                                            2.2(c)
         Warrant                                                2.2(b)
         Year 2000 Compliance                                   2.13
         Year 2000 Compliant                                    2.13

                                 ARTICLE 11

                               MISCELLANEOUS

               11.1 Further Assurances. Each of the Parties agrees to use all reasonable best efforts to take or cause to be taken all actions and to do or cause to be done all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby and to enable the Parent to enjoy after the Closing the rights and benefits currently enjoyed by the Company in the operation of the business conducted by or in respect of the Company prior to the Closing.

               11.2 Press Releases and Announcements. No Party shall issue any press release or announcement or make any disclosure to any other person (other than its counsel, financial advisors and accountants) relating to the subject matter of this Agreement without the prior written approval of the Parent and the Company; provided, however, that the Parent may make any public disclosure it believes in good faith is required by applicable law, regulation, legal process or the requirements of any stock market on which the Parent's Common Stock are listed or quoted (in which case the Parent shall advise the Company of such disclosure and provide it with a copy of such disclosure).

               11.3 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties, the Representative (with respect only to Article 8) and the Indemnitees (with respect to Article 8) and their respective successors and permitted assigns; provided, however, that the provisions in Article 1 concerning issuance of the Merger Shares are intended for the benefit of the shareholders of the Company.

               11.4 Entire Agreement. This Agreement (including the Schedules and other documents referred to herein), together with the Voting Agreement and the Non-Disclosure Agreement, constitute the entire Agreement among the Parties and supersedes all other prior understandings, agreements or representations by or among the Parties, both written or oral, that may have related in any way to the subject matter hereof.

               11.5 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties; provided, however, that the Transitory Subsidiary may assign its rights, interests and obligations hereunder to another affiliate (as defined in Rule 12b-2 under the Exchange Act) of the Parent.

               11.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

               11.7 Interpretation.

                   (a) The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                   (b) When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary.

                   (c) Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

                   (d) The words "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

                   (e) As used herein, the term "Agreement" of "this Agreement" shall mean this Agreement and Plan of Merger, together with the Schedules and Exhibits hereto.

                   (f) The plural of any defined term shall have a meaning correlative to such defined term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

                   (g) A reference to any Party to this Agreement or any other Agreement or document shall include such Party's successors and permitted assigns.

                   (h) A reference to any legislation or to any provision of any legislation shall include any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

                   (i) The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

                   (j) As used herein, the term "person" shall mean any individual, corporation, limited liability company, partnership, joint venture, trust, association, organization or Governmental Entity.

               11.8 Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, one business day after it is sent via a reputable nationwide overnight courier service, or upon receipt of confirmation of delivery of a telecopy, in each case to the intended recipient as set forth below:

If to the Parent or the
Transitory Subsidiary:                      Copy to:
---------------------                       -------

Alpha Industries, Inc.                      Skadden, Arps, Slate,
20 Sylvan Road                              Meagher & Flom LLP
Woburn, MA  01801                           One Beacon Street
Attn:  President                            Boston, MA  02108
Telecopy:  (617) 824-4564                   Attn:  Margaret A. Brown
                                            Telecopy:  (617) 573-4822


If to the Company:                          Copy to:
-----------------                           -------

Network Device Inc.                         Wilson, Sonsini, Goodrich & Rosati
1230 Bordeaux Drive                         650 Page Mill Road
Sunnyvale, CA  94089-1202                   Palo Alto, CA  94304-1050
Attn: President                             Attn:  Carmen Chang
Telecopy:  (408) 734-9889                   Telecopy:  (415) 496-4006


If to the Representative:
------------------------

Dr. Ding-Yuan S. Day
c/o Network Device Inc.
1230 Bordeaux Drive
Sunnyvale, CA 94089-1202
Attn: President
Telecopy  (408) 734-9889


Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth. Nothing in this Section 11.8 shall be deemed to constitute consent to the manner and address for service of process in connection with any legal proceeding (including litigation arising out of or in connection with this Agreement), which service shall be effected as required by applicable law.

               11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Delaware, except that the Merger shall be governed by the CGCL.

               11.10 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time; provided, however, that any amendment effected subsequent to the Requisite Shareholder Approval shall be subject to the restrictions contained in the CGCL. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way rights arising by virtue of any prior or subsequent such occurrence.

               11.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

               11.12 Expenses.

                   (a) Except as set forth in the Escrow Agreement, Article 8 and this Section 11.12, the Parent and the Transitory Subsidiary shall bear their own costs and expenses (including all investment banking fees and all legal fees and expenses) incurred in connection with this Agreement hereby. Except as set forth in the Escrow Agreement, Article 8 and this
Section 11.12, the Company shall bear its own costs and expenses (including legal fees and expenses) incurred by or on its behalf in connection with this Agreement hereby.

                   (b) If this Agreement is terminated by the Parent pursuant to Section 9.1(c), (e), (f) or (h), then (i) immediately upon such termination the Company shall reimburse the Parent and the Transitory Subsidiary in immediately available funds for all out-of-pocket expenses (including, without limitation, reasonable legal and accounting fees and expenses) incurred by or on behalf of Parent or the Transitory Subsidiary in connection with this Agreement and the transactions contemplated hereby and (ii) the Parent and Transitory Subsidiary shall have any other remedies which may be available to them at law or in equity.

                   (c) If this Agreement is terminated pursuant to Section 9.1(d), then (i) immediately upon such termination the Parent shall reimburse the Company in immediately available funds for all out-of-pocket expenses (including, without limitation, reasonable legal and accounting fees and expenses) incurred by or on behalf of the Company in connection with this Agreement and (ii) the Company shall have any other remedies which may be available to it at law or in equity.

               11.13 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

               11.14 Time of Essence. Each of the Parties hereto hereby agrees that, with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

               11.15 Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States with proper jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.


               IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                                     ALPHA INDUSTRIES, INC.


                                     By: /s/ David Aldrich
                                         ----------------------------------
                                         David Aldrich
                                         President and Chief Operating Officer


                                     ARIES ACQUISITION CORPORATION


                                     By: /s/ David Aldrich
                                         ----------------------------------
                                         David Aldrich
                                         President


                                     NETWORK DEVICE INC.


                                     By: /s/ Ding-Yuan S. Day
                                         ----------------------------------
                                         Ding-Yuan S. Day, Ph. D.
                                         President


                                     SOLELY FOR PURPOSES OF ARTICLE 8:


                                     /s/ Ding-Yuan S. Day
                                     -----------------------------------
                                     Ding-Yuan S. Day, Ph.D., solely
                                     in his capacity as Representative




                                 SCHEDULE I

                              LIST OF COMPANY
                                 AFFILIATES


Taiunion Investment LLC
Ding-Yuan Day
Wu-Jing Ho
C.H. Jeff Shu
Ching-Fang Huang
Keiun Kodo
Sheng-Chia Huang
Chin-Nan Hsieh
Chuan-Chung Hsieh
Shin-Sheng Lin
Winter Wen-Yen Yeh